Exhibit 10.15

SUBLEASE AGREEMENT BETWEEN

INMOBI, INC.

AND

INVITAE CORPORATION

475 BRANNAN STREET
SAN FRANCISCO, CALIFORNIA

Portion of 3rd Floor

i

	13.3	Control of Defense and Attorneys’ Fees	11

14.	Delivery of Possession		12

	14.1	Timing	12
	14.2	Condition	12

15.	Surrender and Holding Over		12

16.	Parking		13

17.	Notices		13

18.	Signage		14

19.	Brokers		14

20.	Conditions Precedent		15

21.	Complete Agreement		15

22.	Interpretation		15

23.	Counterparts		16

24.	Quiet Enjoyment		16

25.	Authority to Execute		16

26.	Recitals and Exhibits		16

27.	Right of First Offer to Expand		16

28.	Furniture		16

29.	Cabling		17

ii

SUBLEASE

THIS SUBLEASE (“Sublease”) is entered into and effective as of November 21, 2014, by and between INMOBI INC., a Delaware corporation (“Sublandlord”) and INVITAE CORPORATION, a Delaware corporation (“Subtenant”) with reference to the following facts:

A.                               Pursuant to that certain Lease dated as of March 26, 2012 (the “Master Lease”), CLPF-475 Brannan Street, L.P., a Delaware limited partnership (“Landlord”), successor in interest to PRU/SKS Brannan Associates, LLC, as Landlord, leases to Sublandlord, as Tenant, certain space (the “Master Lease Premises”) consisting of 39,372 rentable square feet on the third (3rd) and fourth (4th) floors of the Building located at 475 Brannan Street in the city of San Francisco, California (the “Building”). A copy of the Master Lease is attached hereto as Exhibit A. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning as in the Lease.

B.                                    Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, a portion of the Master Lease Premises, known as the Suite 310 Premises, more particularly identified and described in Section 1 below and on the floor plan attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

1.                                      Subleased Premises. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the Term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises. The term “Subleased Premises” means the premises containing approximately 12,286 rentable square feet of space located on the 3rd floor of the Building.

2.                                      Term.

(a)                                 Initial Term. The term of this Sublease (“Term”) shall commence on the date (the “Commencement Date”) that is the later to occur of (i) receipt of a commercially reasonable form of Landlord’s Consent hereto (the “Landlord Consent”), and (ii) December 1, 2014, and shall end on April 30, 2017 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof. Upon the determination of the Commencement Date, Sublandlord and Subtenant will enter into a letter agreement in the form of Exhibit C attached hereto.

(b)                                 Delay in Commencement Date. Notwithstanding any of the foregoing, if the Commencement Date does not occur on or before December 31, 2014, for any reason other than due to delays caused by Subtenant (including, without limitation, delays in the Commencement Date arising from Subtenant’s failure to timely execute and deliver the Landlord Consent), Subtenant shall have the right to terminate this Sublease upon delivering written notice to Sublandlord at any time prior to the Commencement Date, and, in such event, Sublandlord shall refund any monies previously tendered by Subtenant within thirty (30) days of receipt of such notice, this Sublease shall immediately terminate, and neither party shall have any further rights or obligations under this Sublease. For the sake of clarity, Subtenant’s sole and exclusive

1

remedy for any delay in the Commencement Date (irrespective of the cause of delay) shall be termination of this Sublease and refund of all monies previously tendered by Subtenant.

(c)           Early Access. If Sublandlord receives the Landlord Consent prior to December 1, 2014, Sublandlord shall permit Subtenant to access the Subleased Premises to commence installation of Subtenant’s furniture, fixtures, and equipment, and such occupancy (i) shall be subject to all of the provisions of this Sublease, except for the obligation to pay Base Rent or Additional Rent (as defined below); and (ii) shall not advance the Expiration Date of this Sublease.

3.                                      Rent.

3.1                               Rent Payments.

(a)                                 From and after the Commencement Date, Subtenant shall pay to Sublandlord as base rent for the Subleased Premises during the Term (“Base Rent”) the following:

Months of Term	Annual Base Rent Per RSF	Monthly Base Rent
1–12*	$64.00	$65,525.33
13–24	$65.92	$67,491.09
25–29	$67.90	$69,518.28

* If the Commencement Date is a date other than the first (1st) day of a calendar month, then the “first” month following the Commencement Date for purposes of the foregoing Base Rent schedule shall be the first full month after the month in which the Commencement Date occurs. For example, if the Commencement Date is February 25, 2015, for the purposes of this schedule, the first “month” following the Commencement Date will be March, 2015, and thus “months 1 - 12” in the above-referenced chart would expire as of February 29, 2016.

(b)                                      Notwithstanding anything above to the contrary, during the period from the Commencement Date until the “Sublandlord Work,” as that term is defined in Section 14.2, below, is substantially completed, (i) Sublandlord shall be permitted access to the kitchen in the Subleased Premises during non-business hours for the purposes of using the dishwasher and sink and (ii) as long as Subtenant is not in default of this Sublease, Subtenant shall be entitled to a twenty percent (20%) discount on its Base Rent payments. Sublandlord’s access of the Subleased Premises pursuant to this Section 3.1(b) shall be limited to the kitchen and a reasonable path-of-travel from the staircase to the kitchen, and Sublandlord shall have no right to enter portions of the Subleased Premises other than the kitchen and such path-of-travel. Further, Sublandlord shall use diligent, good faith efforts to refrain from interfering with the business operations of Subtenant in the other areas of the Subleased Premises, and shall use diligent, good faith efforts to protect the confidentiality of Subtenant’s work product, files, documents, computer files, and all other confidential or proprietary information located in the Subleased Premises.

(c)                                  Notwithstanding anything above to the contrary and provided that Subtenant is not then in default under this Sublease beyond any notice and cure period,

2

Subtenant shall be entitled to an abatement of Rent for the thirteenth (13th) and twenty-fifth (25th) full calendar months of the Term (each, a “Rent Abatement Period”). During each Rent Abatement Period, the monthly Base Rent and Subtenant’s Percentage Share of Operating Costs shall be abated. Subtenant acknowledges and agrees that the abatement provided herein has been granted to Subtenant as additional consideration for entering into this Sublease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Sublease. If Subtenant shall be in default and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to this Sublease, then Subtenant’s right to the abatement shall terminate, and if this Sublease is terminated, Sublandlord shall be permitted to pursue, as part of its damages pursuant to Section 9 of this Sublease, the recovery of the unamortized portion of any abated Base Rent, with interest.

(d)                            Base Rent shall be paid on the first day of each month commencing as of the Commencement Date, except that Subtenant shall pay the first month’s Base Rent to Sublandlord upon execution of this Sublease and delivery of this Sublease to Sublandlord; said pre-paid Base Rent will be applied towards Base Rent for first month payable following the Commencement Date. If the Term does not begin on the first day of a calendar month, the Base Rent and Additional Rent (hereinafter defined) for any partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the following address:

InMobi, Inc.

475 Brannan Street, Suite 410

San Francisco, CA 94107

Attn: Mr. Amit Gupta

or to such other persons or at such other places as Sublandlord may designate in writing; provided, that Sublandlord shall have the right to have all Rent paid by electronic transfer in accordance with written instructions from Sublandlord to Subtenant.

3.2                               Operating Costs.

(a)                                 Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

(i)                                     “Additional Rent” shall mean the sums payable pursuant to Section 3.2(b) below.

(ii)                                  “Operating Costs” shall mean Operating Expenses and Real Property Taxes (as defined in the Master Lease) charged by Landlord to Sublandlord pursuant to the Master Lease.

(iii)                               “Rent” shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or

3

not expressly designated as “rent”, all of which are deemed and designated as rent pursuant to the terms of this Sublease.

(iv)                              “Subtenant’s Percentage Share” shall mean 31.21%.  Subtenant’s Percentage Share has been obtained by dividing the rentable area of the Subleased Premises by the rentable area of the Master Lease Premises and multiplying such quotient by 100. In the event Subtenant’s Percentage Share is changed during a calendar year by reason of a change in the rentable area of the Subleased Premises or the Master Lease Premises, Subtenant’s Percentage Share shall thereupon be adjusted to equal the result obtained by dividing the rentable area of the Subleased Premises by the rentable area of the Master Lease Premises and multiplying such quotient by 100, and Subtenant’s Percentage Share shall be determined on the basis of the number of days during such calendar year at each such percentage share.

(b)                                 Payment of Additional Rent. In addition to the Base Rent payable pursuant to Section 3.1 above, for each calendar year of the Term, Subtenant, as Additional Rent, shall pay Subtenant’s Percentage Share of Operating Costs payable by Sublandlord for the then current calendar year. Sublandlord shall give Subtenant written notice of Sublandlord’s estimate of the amount of Additional Rent per month payable pursuant to this Section 3.2(b) for each calendar year promptly following the Sublandlord’s receipt of Landlord’s estimate of the Operating Costs payable under the Master Lease. Thereafter, the Additional Rent payable pursuant to this Section 3.2(b) shall be determined and adjusted in accordance with the provisions of Section 3.2(c) below.

(c)                                  Procedure. The determination and adjustment of Additional Rent payable hereunder shall be made in accordance with the following procedures:

(i)                                     Delivery of Estimate; Payment. Upon receipt of a statement from Landlord specifying the estimated Operating Costs to be charged to Sublandlord under the Master Lease with respect to each calendar year, or as soon after receipt of such statement as practicable, Sublandlord shall give Subtenant written notice of its estimate of Additional Rent payable under Section 3.2(b) for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord (as Landlord’s estimate may change from time to time), together with a copy of the statement received from Landlord. On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as Additional Rent 31.21% of such estimated amount together with the Base Rent.

(ii)                                  Sublandlord’s Failure to Deliver Estimate. In the event Sublandlord’s notice set forth in Subsection 3.2(c)(i) is not given on or before December of the calendar year preceding the calendar year for which Sublandlord’s notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December notice Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Sublandlord monthly such new estimated payments, (ii) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such

4

notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice and (iii) if the monthly installment of the new estimate of such Additional Rent is less than the monthly installment of the estimate for the previous calendar year, an amount equal to the difference of such monthly installment multiplied by the number of full or partial calendar months of such year preceding the delivery of such notice shall be credited against the next payment of Rent coming due by Subtenant under this Sublease.

(d)                                 Year End Reconciliation. Within thirty (30) days after the receipt by Sublandlord of a final statement of Operating Costs from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement (“Sublandlord’s Statement”) the adjustment to be made pursuant to Section 3.2 for the calendar year just ended, together with a copy of any corresponding statement received by Sublandlord from Landlord. If on the basis of such Sublandlord’s Statement Subtenant owes an amount that is less than the estimated payments actually made by Subtenant for the calendar year just ended, Sublandlord shall credit such excess to the next payment of Rent coming due or, if the term of this Sublease is about to expire, refund such excess to Subtenant within thirty (30) days of determination. If on the basis of such Sublandlord’s Statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the statement from Sublandlord to Subtenant.

(e)                                  Review of Master Landlord’s Books. For so long as Sublandlord has not subleased the remaining Master Lease Premises to a third party, Sublandlord may elect, in its reasonable discretion, to review Master Landlord’s books and records as permitted under Section 4(c) of the Master Lease. However, if Sublandlord subleases the remaining Master Lease Premises to a third party, then, on Subtenant’s request and at Subtenant’s expense, Sublandlord must review Master Landlord’s books and records as permitted under Section 4(c) of the Master Lease. To the extent any refunds are credited to Sublandlord relative to amounts actually paid by Subtenant, Sublandlord shall promptly refund such amounts to Subtenant.

(f)                                   Survival. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to Subsection 3.2(d), and such obligations shall survive, remain to be performed after, any expiration or earlier termination of this Sublease.

4.                                      Security Deposit. Concurrently with Subtenant’s execution of this Sublease, Subtenant shall deposit with Sublandlord the cash sum of $208,554.84 (the “Security Deposit”). The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the provisions of this Sublease to be performed or observed by Subtenant. If Subtenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provisions of this Sublease, and such failure or default is not cured within the applicable notice and cure period, Sublandlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other sum in default, to repair or maintain the Subleased Premises, to perform any other terms, covenants, or conditions contained in this Sublease, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, Subtenant shall within ten (10) days

5

after demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Subtenant’s failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts. If Subtenant performs all of Subtenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without interest, to Subtenant (or, at Sublandlord’s option, to the last assignee, if any, of Subtenant’s interest hereunder) within thirty (30) days following the later to occur of (x) the expiration of the Term, and (y) Subtenant’s vacation of the Subleased Premises. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Security Deposit.

5.                                      Use and Occupancy.

5.1                               Use. The Subleased Premises shall be used and occupied only for general office use, and for no other use or purpose, in full compliance with the Master Lease and this Sublease.

5.2                               Compliance with Master Lease. Subtenant agrees that it will occupy the Subleased Premises in accordance with the terms of the Master Lease and each party agrees that it will not do or omit to do or permit any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord or Subtenant liable for any damage, charge or expense thereunder. Except as otherwise expressly provided herein, Sublandlord will perform its covenants and obligations under the Master Lease which do not require for their performance possession of the Subleased Premises and which are not otherwise to be performed hereunder by Subtenant on behalf of Sublandlord. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay Landlord arising out of a request by Subtenant for, or use by Subtenant of, additional or over-standard Building services from Landlord (for example, but not by way of limitation, charges associated with after-hour HVAC usage and overstandard electrical charges) and Sublandlord agrees to cooperate with Subtenant in requesting such additional services. Sublandlord acknowledges and agrees that, to the extent required by the Master Lease, Sublandlord shall be responsible for all modifications or improvements to the Subleased Premises required to comply with governmental requirements that do not result from Subtenant’s specific use, alterations, or improvements in the Subleased Premises.

5.3                               Landlord’s Obligations. Sublandlord hereby grants to Subtenant the right to receive all of the services and benefits with respect to the Subleased Premises which are to be provided by Landlord under the Master Lease. Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Landlord under the Master Lease with respect to this Sublease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or

6

otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant’s obligations under this Sublease except as otherwise provided herein or in the Master Lease, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall use commercially reasonable efforts to secure such performance upon Subtenant’s request to Sublandlord to do so, and, if and to the extent Sublandlord’s rent abates under the Master Lease for any reason, including, but not limited to, loss of services from Master Landlord, impaired access to the Premises, or impaired occupancy of the Premises due to casualty or condemnation, then to the extent any rent abatement applies to the Subleased Premises, Subtenant’s Base Rent shall abate for the portion of the Subleased Premises affected by such event.

6.                                      Master Lease and Sublease Terms.

6.1                               Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease and the Landlord Consent. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease and Landlord Consent. Subtenant agrees to maintain the terms of this Sublease and the Master Lease in strict confidence. During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are expressly and directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease.

6.2                               Representations. Sublandlord represents and warrants to Subtenant that (a) Exhibit A is a full and complete copy of the Master Lease, (b) the Master Lease is, as of the date hereof, in full force and effect, and (c) to Sublandlord’s knowledge, no default has occurred under the Master Lease, no notices of default have been sent or received by Sublandlord with respect to the Master Lease, and no event has occurred and is continuing which would constitute an Event of Default but for the requirement of giving notice and/or the expiration of the period of time to cure.

THE EXPRESS WARRANTIES SET FORTH IN THIS SUBLEASE ARE THE ONLY WARRANTIES MADE BY A PARTY, AND THERE ARE NO IMPLIED WARRANTIES STATUTORY OR OTHERWISE.

6.3                               Incorporation of Terms of Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, (a) wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean Sublandlord (except where this Sublease requires otherwise), (b) wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean Subtenant (except where this Sublease requires otherwise), (c) each

7

reference to “Lease” shall be deemed a reference to “Sublease”, (d) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”, and (e) each reference to “Term”, “Commencement Date”, and “Expiration date” shall be deemed a reference to the Term, Commencement Date, and Expiration Date of this Sublease, respectively. Any right of Landlord under the Master Lease (a) of access or inspection, (b) to do work in the Master Lease Premises or in the Building, (c) in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

6.4                               Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(a)                                      Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(b)                                      Deliveries. In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

(c)                                       Damage; Condemnation. Neither Sublandlord nor Subtenant shall have an obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain.

(d)                                      Insurance. In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

(e)                                       Waiver of Subrogation. Subtenant hereby waives claims against Master Landlord and Sublandlord for property damage to the Subleased Premises or its contents and for all other claims waived as and to the extent that Sublandlord (as “Tenant”) waived such claims against Master Landlord (as “Landlord”) under the Master Lease. Notwithstanding anything to the contrary in the Master Lease or the Sublease, Sublandlord and Subtenant hereby release each other from all liability for damage to any property or loss of any kind which is caused by or results from any risk insured against under any property insurance policy required to be carried by either party under this Sublease, which is required to be insured against under this Sublease, or which would normally be covered by all risk property insurance.

6.5                               Exclusions. Notwithstanding the foregoing, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease: Sections 2, 3(a), 3(d), 3(e), 22, 23(g), 23(s), first sentence of 25(a), 25(d), 26, 27, 30 and Exhibits A-1, A-2, C, D, E, F and G.

8

6.6                               Preservation of Master Lease. Sublandlord agrees that it will not exercise any right to terminate the Master Lease prior to the expiration of the Master Lease Term without obtaining the prior written consent of Subtenant.

7.                                      Transfers. Subtenant shall not Transfer this Sublease or all or any part of the Subleased Premises except subject to and in compliance with all of the terms and conditions of Article 12 of the Master Lease. In addition, Sublandlord shall have the same approval rights and notification obligations with respect to assignment and subleasing as Landlord has under Article 12(c) of the Master Lease. Subtenant shall pay all fees and costs payable to Master Landlord pursuant to the Master Lease in connection with any proposed Transfer, together with all of Sublandlord’s reasonable out-of-pocket costs relating to Subtenant’s request for such consent (such costs not to exceed $3,500.00), regardless of whether such consent is granted, and the effectiveness of any such consent shall be conditioned upon Master Landlord’s and Sublandlord’s receipt of all such fees and costs.

8.                                      Default. Except as expressly set forth herein, Subtenant shall perform all obligations in respect of the Subleased Premises that Sublandlord would be required to perform pursuant to the Master Lease. It shall constitute an event of default hereunder if Subtenant fails to perform any obligation hereunder, or any obligation under the Master Lease which has been incorporated herein by reference, and Subtenant has not remedied such failure after delivery of any written notice required under this Sublease and passage of any applicable grace or cure period provided in the Master Lease less one (1) business day for the Event of Default described in Section 18(a)(i) and less three (3) business days for all other Events of Default under the Master Lease. Notwithstanding anything to the contrary in the Master Lease or this Sublease, Subtenant shall be entitled to a grace period of five (5) days for the first (1st) two (2) late payments of Rent in any calendar year during the Term, so long as such late payments are each received within such five (5) day grace period.

9.                                      Remedies. In the event of any default of this Sublease by Subtenant beyond any notice and cure period, Sublandlord shall have all remedies provided to the “Landlord” in the Master Lease as if an Event of Default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Without limiting the generality of the foregoing, Sublandlord may continue this Sublease in effect after Subtenant’s breach and abandonment and recover Rent as it becomes due. Sublandlord may resort to its remedies cumulatively or in the alternative.

10.                               Right to Cure Defaults.

10.1                        Subtenant Default. If Subtenant fails to perform any of its obligations under this Sublease after expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant’s account. All costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) five percent (5%) per annum or (ii) the maximum rate allowable under law from the date of demand to Subtenant until repaid. If Sublandlord undertakes to perform any of Subtenant’s obligations for the account of Subtenant pursuant hereto, the taking of such action

9

shall not constitute a waiver of any of Sublandlord’s remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.

10.2                        Sublandlord Default. Sublandlord hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from Master Landlord stating that a default exists in the performance of Sublandlord’s obligations under the Master Lease, to pay to Master Landlord the rents due and to become due under this Sublease. Sublandlord agrees that Subtenant shall have the right to rely upon any such statement and request from Master Landlord, and that Subtenant shall pay such rents to Master Landlord without any obligation to inquire as to whether such default exists and notwithstanding any notice or claim from Sublandlord to the contrary, and Sublandlord shall have no right or claim against Subtenant for any such rents so paid by Subtenant.

11.                               Consents and Approvals. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, or delay its consent to or approval of a matter requiring Sublandlord’s consent hereunder. In the event Landlord’s consent is required hereunder, Sublandlord hereby agrees to cooperate with Subtenant in seeking such consent, including, without limitation, delivering any applicable documentation requested by Subtenant.

12.                               Sublandlord’s Liability. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Master Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and/or assigns to perform or cause to be performed Master Landlord’s obligations under the Master Lease, except to the extent caused by Sublandlord or Sublandlord’s breach of this Sublease or the Master Lease, (b) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (c) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant’s intended uses, except to the extent caused by the gross negligence or willful misconduct of Sublandlord or Sublandlord’s breach of this Sublease or the Master Lease. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Sublandlord’s stockholders, directors, officers, or partners on account of any of Sublandlord’s obligations or actions under this Sublease. As used in this Sublease, the term “Sublandlord” means the holder of Sublandlord’s interest under this Sublease. In the event of any assignment or transfer of the Sublandlord’s interest under this Sublease, which assignment or transfer may occur at any time during the Term in Sublandlord’s sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder, provided that Sublandlord has delivered the Security Deposit to the transferee and the transferee has expressly assumed Sublandlord’s obligations under this Sublease. Sublandlord shall transfer and deliver (i) any then-existing

10

Security Deposit to the transferee of Sublandlord’s interest under this Sublease, (ii) the written assumption of this Sublease and the Master Lease by Transferee, and (iii) written notice to Subtenant identifying the amount of the Security Deposit transferred and the name and address of the transferee, and, provided that the entire remaining amount of the Security Deposit has been transferred, Sublandlord shall be discharged from any further liability with respect thereto.

13.                               Indemnities.

13.1                        Indemnification of Sublandlord. Except to the extent caused by the negligence or willful misconduct of Sublandlord, its agents, employees, contractors or invitees, Subtenant shall indemnify, defend, protect and hold Sublandlord harmless from and against any and all claims, liabilities, judgments, causes of action, damages, injuries, costs and expenses (including reasonable attorneys’ and experts’ fees), by whomsoever made, incurred or suffered, and caused by or arising in connection with: (i) the use or occupancy of the Subleased Premises by Subtenant; (ii) the negligence or willful misconduct of Subtenant or its employees, contractors, agents or invitees; or (iii) a material breach of Subtenant’s obligations under this Sublease or the provisions of the Master Lease assumed by Subtenant hereunder. Subtenant’s indemnification of Sublandlord shall survive termination of this Sublease.

13.2                        Indemnification of Subtenant. Subject to Section 12 above and except to the extent caused by the negligence or willful misconduct of Subtenant, its agents, employees, contractors or invitees, Sublandlord shall indemnify, defend, protect and hold Subtenant harmless from and against any and all claims, liabilities, judgments, causes of action, damages, injuries, costs and expenses (including reasonable attorneys’ and experts’ fees), by whomsoever made, incurred or suffered, and caused by or arising in connection with (i) any material breach of Sublandlord’s obligations under this Sublease; (ii) any material breach of Sublandlord’s obligations under the Master Lease which Sublandlord is required to perform; or (iii) the negligence or willful misconduct of Sublandlord or its employees, contractors, agents or invitees. Sublandlord’s indemnification of Subtenant shall survive termination of this Sublease.

13.3                        Control of Defense and Attorneys’ Fees.  The party seeking indemnification under this Sublease (the “Indemnified Party”) shall promptly notify the other party (the “Indemnifying Party”) in writing of the claim and provide reasonable assistance in connection with the defense and settlement thereof. The Indemnifying Party shall be entitled to control the defense and settlement thereof unless it fails to take up such defense within a reasonable period of time. The Indemnifying Party shall not arrive at a settlement which adversely affects the Indemnified Party without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, conditioned, or delayed. Failure to provide prompt notice shall not absolve the Indemnifying Party of its obligation to indemnify, provided however, it shall be excused from any incremental loss arising solely from such failure to notify. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to receive from the other party its costs associated therewith, including, but not limited to, reasonable attorney’s fees, expert fees, and court costs from the other party.

11

14.                               Delivery of Possession.

14.1                        Timing. Sublandlord will deliver possession of the Premises to Subtenant on the Commencement Date (subject to the provisions of Section 2(b)). Sublandlord shall use commercially reasonable efforts to complete the Sublandlord Work on or before January 1, 2015. If, for any reason whatsoever, the Sublandlord Work has not been substantially completed on or before February 15, 2015, then, in addition to Subtenant’s other rights and remedies, Subtenant shall be entitled to a credit against rent in the amount of $2,185.00 for each day that substantial completion of the Sublandlord Work is delayed beyond February 15, 2015; and if the Sublandlord Work has not been substantially completed on or before March 15, 2015 (which date may be extended in Subtenant’s sole and absolute discretion), then, in addition to Subtenant’s other rights and remedies, after March 15, 2015, Subtenant may elect to terminate this Sublease, which termination will be effective ten (10) days after written notice to Sublandlord, whereupon the Security Deposit and any pre-paid rent will be returned to Subtenant.

14.2                        Condition. Sublandlord will, at Sublandlord’s sole expense, have the Premises professionally cleaned prior to the Commencement Date. Further, Sublandlord will promptly complete the following work (“Sublandlord Work”): (a) install commercially reasonable separation between the stairwell connecting the Subleased Premises with the remainder of the Master Premises, and install separation along the guardrails. Except as set forth in this Section 14.2, Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in their “AS IS” condition as the Subleased Premises exists on the date hereof. Except as set forth in this Section 14.2 and Section 28, Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant’s occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease.

15.                               Surrender and Holding Over.

15.1                        Prior to expiration of this Sublease, Subtenant shall surrender the Subleased Premises to Sublandlord in the same condition existing at the Commencement Date, ordinary wear and tear, Sublandlord’s or Master Landlord’s alterations and repair and maintenance obligations, casualties, condemnation, and alterations or other interior improvements made by Sublandlord, excepted.

15.2                        If Subtenant fails to surrender the Subleased Premises at the expiration or earlier termination of this Sublease, occupancy of the Subleased Premises after the termination or expiration shall be that of a tenancy at sufferance. Subtenant’s occupancy of the Subleased

12

Premises during the holdover shall be subject to all the terms and provisions of this Sublease and Subtenant shall pay an amount equal to 200% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Subtenant or payment by Subtenant after the expiration or early termination of this Sublease shall be construed to extend the Term or prevent Sublandlord from immediate recovery of possession of the Subleased Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Subtenant holds over for a period in excess of thirty (30) days beyond the Expiration Date and Sublandlord is unable to deliver possession of the Subleased Premises to a new subtenant or to Landlord, as the case may be, or to perform improvements for a new subtenant, as a result of Subtenant’s holdover, Subtenant shall be liable to Sublandlord for all out-of-pocket damages, including, without limitation, consequential damages, that Sublandlord suffers from the holdover; Subtenant expressly acknowledges that such damages may include all of the holdover rent charged by Landlord under the Master Lease as a result of Subtenant’s holdover, which Master Lease holdover rent may apply to the entire Master Lease Premises.

16.                               Parking. Subtenant shall have the right to use twelve (12) of Sublandlord’s unreserved parking spaces in the Parking Lot (“Subtenant’s Allotted Spaces”). Subtenant’s use of Subtenant’s Allotted Spaces is subject to, and Subtenant shall use Subtenant’s Allotted Spaces in full compliance with, all restrictions and provisions set forth in Section 25 of the Master Lease. Without limiting the foregoing, the use of Subtenant’s Allotted Spaces shall be for the parking of motor vehicles used by Subtenant, its officers, employees and customers only, and shall be subject to all applicable laws and the reasonable, uniform and non- discriminatory rules and regulations adopted by Landlord from time to time for the use of the Parking Lot, and upon the expiration or earlier termination of this Sublease, Subtenant’s rights with respect to all leased parking spaces shall immediately terminate. Subtenant and its agents, employees, contractors, invitees or licensees shall not unreasonably interfere with the rights of Landlord, Sublandlord or others entitled to similar use of the Parking Lot. On a semi-annual basis (January through June and July through December), Subtenant shall notify Sublandlord in writing as to the number of Subtenant’s Allocated Spaces that Subtenant will utilize during that semi-annual period, such number to be the same for every day of the semi-annual period, subject to a minimum of ten (10) spaces (the “Noticed Spaces”). For the first partial calendar year hereunder (Commencement Date through June 30, 2015), Subtenant shall specify the number of Noticed Spaces in a written notice to Sublandlord no later than the Commencement Date. For all subsequent semi-annual periods, Subtenant shall give its written notice no later than either May 30 for the semi-annual period commencing on July 1 or November 30 for the semi-annual period commencing on January 1. As consideration for the parking rights granted herein, Subtenant shall pay to Sublandlord a monthly “Sublease Parking Rental” equal to the number of Noticed Spaces times the monthly per-space Parking Rental paid by Sublandlord from time to time under the terms of the Master Lease. Sublease Parking Rental shall be due and payable in advance, as additional rent, on the first day of each month during the Term.

17.                               Notices. Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed:

13

if to Sublandlord, at the following addresses:

InMobi Inc.

475 Brannan Street, Suite 410
San Francisco, CA 94107
Attn: Ms. Anne Frisbie

Lease Notice - Important

and

InMobi Pte. Ltd. 20
Cecil Street

14-01 Equity Plaza
Singapore 049705

Attn: Sharat Kharuna

if to Subtenant, at the following address:

Prior to the date Subtenant opens for business at the Subleased Premises:

Invitae Corporation
458 Brannan Street
San Francisco, CA, 94107

Attn: Robbie Evans

After Subtenant opens for business at the Subleased Premises:

The Premises

with a copy to:

Invitae Corporation
458 Brannan Street
San Francisco, CA, 94107

Attn: Robbie Evans

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective upon receipt or refusal of receipt.

18.                               Signage. Subject to procuring the prior written approval of both Sublandlord, which shall not be unreasonably withheld or delayed, and Landlord in accordance with the terms of the Master Lease, Subtenant shall have the right to have Subtenant’s name on the directory board in the lobby of the Building and on the Building stand and signage in the elevator lobby of the fourth floor, and to have Building standard signage on the door to the Subleased Premises, as permitted and defined in the Master Lease.

19.                               Brokers. Subtenant represents that it has dealt directly with and only with CBRE, Inc. (“Subtenant’s Broker”), as a broker in connection with this Sublease. Sublandlord

14

represents that it has dealt directly with and only with CBRE, Inc. (“Sublandlord’s Broker”), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify, defend, and hold each other harmless from all claims of any brokers other than Subtenant’s Broker and Sublandlord’s Broker claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that Subtenant’s Broker and Sublandlord’s Broker shall be paid commissions by Sublandlord in connection with this Sublease pursuant to a separate agreement.

20.                               Conditions Precedent. This Sublease and Sublandlord’s and Subtenant’s obligations hereunder are conditioned upon the written consent of Landlord in a form reasonably acceptable to Subtenant and which includes (unless waived in whole or in part by Subtenant) Landlord’s agreement that the provisions of Section 12(e) and 12(f) of the Master Lease shall apply for the benefit of Subtenant (with references therein to “Tenant” and “the initially named Tenant “ deemed to be references to Subtenant) such that Subtenant shall be permitted to sublease or assign to “Affiliates” of Subtenant in accordance with such Section 12(e) and engage in Approved Reorganizations in accordance with such Section 12(f). Sublandlord shall use commercially reasonable efforts to obtain Landlord’s consent to this Sublease.

21.                               Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

22.                               Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

15

23.                               Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

24.                               Quiet Enjoyment. Subject to the terms and conditions of the Master Lease (including Master Landlord’s rights thereunder) and the terms and conditions of this Sublease (including Sublandlord’s rights hereunder), so long as Subtenant is not in default under this Sublease beyond any notice and cure periods, Subtenant’s right to occupy the Sublease Premises shall not be disturbed by Sublandlord or any entity or person claiming by, through, or under Sublandlord, during the Term.

25.                               Authority to Execute. Subtenant and Sublandlord each represent and warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.

26.                               Recitals and Exhibits. The Recitals and the Exhibits to this Sublease are integral and operative provisions of this Sublease and are incorporated herein.

27.                               Right of First Offer to Expand. Subtenant will have an on-going Right of First Offer (the “Right of First Offer”) with respect to any space subleased by Sublandlord. Sublandlord will provide written notice (the “Offer Notice”) to Subtenant when any such space becomes available for sublease (the “Offer Space”), which Offer Notice will describe the Offer Space and the proposed rent for the Offer Space, which will be the fair market rent to sublease the Offer Space as of the proposed commencement date. Subtenant shall have ten (10) business days from receipt of the Offer Notice to notify Sublandlord that Subtenant will (a) accept all or any portion of the Offer Space on the financial terms offered, (b) accept all or any portion of the Offer Space but elect to submit the determination of the fair market rent to binding arbitration by JAMS in San Francisco, in accordance with its comprehensive arbitration rules, or (c) decline to sublease the Offer Space. If Subtenant does not notify Sublandlord of its election in writing within said ten (10) business day period, then Sublandlord thereafter shall have the right to sublease the Offer Space to a third party on any terms Sublandlord desires. If Sublandlord subleases any or all of the Offer Space, the parties will promptly execute an amendment incorporating the additional subleased Offer Space as part of the “Subleased Premises” and the terms and conditions of this Sublease shall apply to such subleased Offer Space, including the Expiration Date. If Sublandlord does not sublease the Offer Space within ninety (90) days after the expiration of said ten (10) business day period, any further transaction shall be deemed a new determination by Sublandlord to lease the Offer Space and the provisions of this paragraph shall again be applicable. Subtenant’s Right of First Offer shall be continuous during the Term of this Sublease. Subtenant’s rejection of any particular offer shall not relieve Sublandlord of its obligation to again offer any Offer Space to Subtenant at any time that any Offer Space subsequently becomes available.

28.                               Furniture. Subtenant shall have the right to use during the Term the office furnishings within the Subleased Premises which are identified on Exhibit D attached hereto (the “Furniture”) at no additional cost to Subtenant. If Subtenant provides written notice to

16

Sublandlord that Subtenant desires any one or more items of the Furniture to be removed from the Subleased Premises, then Sublandlord will remove such items from the Subleased Premises at Sublandlord’s expense, such removal to be completed by Sublandlord within the following timeframes: (a) prior to the Commencement Date, if Sublandlord receives any such notice within thirty (30) days prior to the Commencement Date, and (b) no later than thirty (30) days following written notice from Subtenant if Sublandlord receives such notice during the Term. Upon any such removal, the term “Furniture” shall be deemed to exclude such removed items. Subtenant shall maintain the Furniture in good condition and repair and shall surrender the Furniture to Sublandlord upon the termination of this Sublease in the same condition as exists as of the Commencement Date, reasonable wear and tear, casualty, and condemnation excepted.

29.                               Cabling. During the Term, and subject to Master Landlord’s consent, Subtenant shall have the right to install, maintain, replace, and remove network cabling for the benefit of the Subleased Premises (the “Cabling”) in Sublandlord’s server room located in the remaining Master Lease Premises. Subtenant’s installation, maintenance, replacement or removal of such Cabling shall not interfere with Sublandlord’s cabling or the functionality of its server room. Sublandlord and Subtenant shall cooperate in good faith to allow Subtenant to access the server room for the installation, maintenance, replacement, and removal of the Cabling permitted by this Section 29. Subtenant shall be required to remove the Cabling prior to surrendering the Subleased Premises pursuant to Section 15.1.

[Signatures follow on next page.]

17

IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

SUBLANDLORD:

INMOBI INC.,
a Delaware corporation

By:	/s/ Amit Gupta
Name:	Amit Gupta
Title:	Co-founder

SUBTENANT:

INVITAE CORPORATION,
a Delaware corporation

By:	/s/ Lee Bendekgey
Name:	Lee Bendekgey
Title:	CFO

18

EXHIBIT A to SUBLEASE

Master Lease

Exhibit A

OFFICE LEASE
SUMMARY OF LEASE TERMS

475 Brannan Street
San Francisco, California

A.	Date:	March 26, 2012

B.	Landlord:	PRU/SKS Brannan Associates, LLC, a
Delaware limited liability company

	Landlord’s address for notices: [Paragraph 23(k)]	c/o The Prudential Insurance Company of America 4 Embarcadero Center, 27th Floor San Francisco, CA 94111 Attn: PRISA II Asset Manager

c/o The Prudential Insurance Company of America
8 Campus Drive, 4th Floor
Parsippany, New Jersey 07054
Attn: Greg Shanklin, Esquire

c/o SKS Investments LLC
601 California Street, Suite 1310
San Francisco, CA 94108
Attn: Ms. Pamela Izzo

C.	Tenant:	INMOBI INC., a Delaware corporation

	Tenant’s address for notices:	475 Brannan Street, Suite 310
	[Paragraph 23(k)]	San Francisco, California
Attn: Lease Notice - Important

InMobi Inc.
20 CECIL ST. 14-01 EQUITY PLAZA SINGAPORE 049705
Attn: Sharat Kharuna

	Tenant Contact Person:	Sharat Kharuna

D.	Floor(s) on which Premises are situated: [Paragraph 1(f)]	3rd and 4th floors; Suites 310, 410 and 420

E.	Rentable area of Premises:	39,372 square feet.

i

[Paragraph 1(f)]

F.	Tenant’s Percentage Share:	16.11%
[Paragraph 1(j)]

G.	Base Year: [Paragraph 1(a)]	2012
	Tax Base Year: [Paragraph 1(a)]	Tax Fiscal Year from 7/1/2012 - 6/30/2013

H.	Term; [Paragraph 2]	Period that begins on the Commencement Date and ending on the last day of the 60th month following the Commencement Date, subject to extension for 60 months as provided in Paragraph 2*

* Term with respect to the Suite 420 Premises shall be as provided in Paragraph 2(a).

I.	Basic Monthly Rental:	Months 1 – 12	$170,612.00*
	[Paragraph 3(a)]	Months 13 – 24:	$175,730.36
		Months 25 – 36:	$181,002.27
		Months 37 – 48:	$186,432.34
Month 49 –
Expiration of
		Initial Term:	$192,025.31

* Basic Monthly Rental with respect to the Suite 420 Premises prior to the Commencement Date shall be as provided in Paragraph 3(a).

J.	Letter of Credit Required Amount: [Paragraph 26(a)]	$682,448.00, subject to reduction as provided in Paragraph 26(a).

K.	Brokers: [Paragraph 23(q)]	Colliers International (“Landlord’s Broker”) Cassidy Turley/BT Commercial (“Tenant’s Broker”)

L.	Exhibits and addenda:	Exhibit A -	Floor Plan
	[Paragraph 23(u)]	Exhibit B -	Building Rules and Regulations
		Exhibit C -	Tenant Work Letter
		Exhibit D -	Commencement Date Memorandum
		Exhibit E -	Form of Letter of Credit
		Exhibit F -	Included Personal Property
		Exhibit G -	Lease Guaranty

M.	Guarantor: [Paragraph 30]	InMobi Pte Ltd., Singapore

The provisions of the Lease identified above in brackets are those provisions where references to particular Lease Terms appear. Each such reference shall incorporate the applicable Lease Terms. In the event of any conflict between the Summary of Lease Terms and the Lease, the latter shall control.

LANDLORD:

PRU/SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company

By	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, its Managing Member

By:
Its:

TENANT:

INMOBI INC., a Delaware corporation

By:
Its:

By:
Its:

i

24.	ERISA	43

25.	PARKING	43

26.	LETTER OF CREDIT	44

27.	[INTENTIONALLY OMITTED]	49

28.	TENANT’S RIGHT OF FIRST NOTIFICATION	49

29.	PERSONAL PROPERTY	49

30.	GUARANTY	50

EXHIBIT A-1	SUITES 310/410 PREMISES FLOOR PLAN

EXHIBIT A-2	SUITE 420 PREMISES FLOOR PLAN

EXHIBIT B	BUILDING RULES AND REGULATIONS

EXHIBIT C	TENANT WORK LETTER

EXHIBIT D	COMMENCEMENT DATE MEMORANDUM

EXHIBIT E	FORM OF LETTER OF CREDIT

EXHIBIT F	INCLUDED PERSONAL PROPERTY

EXHIBIT G	LEASE GUARANTY

ii

475 BRANNAN STREET

OFFICE LEASE

THIS LEASE is dated as of the date stated in Paragraph A of the Summary of Basic Lease Terms between PRU/SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and INMOBI INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described in Paragraph 1(f) below, for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth.

1.                                      DEFINITIONS.

In addition to terms that are defined elsewhere in this Lease, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

(a)                                 The term “Base Year” shall mean calendar year 2012 and the term “Tax Base Year” shall mean the tax fiscal year from July 1, 2012, through June 30, 2013..

(b)                                 The term “Building” shall mean the office building located at 475 Brannan Street in San Francisco, California.

(c)                                  The term “Expense Year” shall mean each calendar year in which any portion of the Lease term falls, through and including the calendar year in which the term expires; provided, however, that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in such event, Tenant’s Percentage Share of increases in Real Property Taxes over the Tax Base Year amounts and Operating Expenses over the Base Year amounts shall be equitably adjusted for any Expense Year involved in any such change.

(d)                                 The term “Land” means the parcel(s) of land on which the Building and the adjacent below-grade parking lot (“Parking Lot”) are located.

(e)                                  The term “Operating Expenses” shall mean the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property (as defined in Paragraph 1(g) hereof), including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, parking privileges, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the management, operation, repair, or maintenance of the Real Property and costs of training such employees; (2) payroll, social security, workers’ compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees;

(3) uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to fire, earthquake, other casualty, boiler and machinery, theft, rent interruption, liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 15), all in such amounts as Landlord determines to be appropriate, and the actual costs incurred in repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy; (5) water charges and sewer rents or fees; (6) license, permit and inspection fees and charges, the cost of contesting any governmental enactments that may affect Operating Expenses, and the costs incurred in connection with any transportation system management program or similar program; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and building systems and equipment; (8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) management fees and expenses (including fees and expenses for accounting, financial management, data processing and information services) and costs of tenant service programs; (10) repairs to and physical maintenance of the Real Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent otherwise included as an Operating Expense pursuant to this Paragraph 1(e)); (11) janitorial (excluding janitorial service to the Premises and the premises of other tenants), window cleaning, security services, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical, sanitary, heating, ventilation and air conditioning, and other building equipment and systems or as may otherwise be necessary or proper for the operation or maintenance of the Real Property; (12) supplies, tools, materials and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional, consulting or service fees and expenses; (14) painting the exterior or the public or common areas of the Building and the cost of maintaining and replacing the sidewalks, landscaping and other common areas of the Real Property; (15) all costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, sewer service, communications service, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property, including the Premises and the premises of other tenants to the extent not separately metered; (16) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord during the term of this Lease required under any governmental law, regulation or insurance requirement, such cost or allocable portion to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate (as defined in Paragraph 3(c)) charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord during the term of this Lease for the protection of the health and safety of the occupants of the Real Property or that are designed to reduce other Operating Expenses, such cost or allocable portion thereof to be amortized over the useful life thereof

(except that Landlord may include as an Operating Expense in any calendar year a portion of the cost of such a capital improvement or capital asset equal to Landlord’s estimate of the amount of the reduction of other Operating Expenses in such year resulting from such capital improvement or capital asset), together with interest on the unamortized balance at a rate per annum equal to the Reference Rate charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (18) the cost of furniture, window coverings, carpeting, decorations, landscaping and other customary and ordinary items of personal property provided by Landlord for use in common areas of the Real Property or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property), such costs to be amortized over the useful life thereof; (19) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord during the term of this Lease to the extent that the cost of any such improvement or asset is less than five thousand dollars ($5,000); (20) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord during the term of this Lease that have a useful life of five (5) years or less (and the cost of which is not otherwise included in Operating Costs pursuant to this Paragraph 1(e)), such cost to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (21) any such expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations, or for any such additional work, labor, services or material resulting from compliance with any governmental laws, rules, regulations or orders applicable to the Real Property or any part thereof; (22) property management office rent or rental value; and (23) cost of operation, repair and maintenance of the Parking Lot, including resurfacing, restriping and cleaning.

To the extent costs and expenses described above relate to both the Real Property and other property, such costs and expenses shall, in determining the amount of Operating Expenses, be allocated as Landlord may reasonably determine to be equitable and appropriate.

Despite any foregoing provisions to the contrary, Operating Expenses shall not include the following: (i) depreciation on the Building; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided in this Paragraph 1(e)); (v) Real Property Taxes; (vi) attorneys’ fees and expenses incurred in connection with lease negotiations with prospective Building tenants and in connection with the enforcement of leases; (vii) the cost of any improvements or equipment that would be properly classified as capital expenditures (except for any capital expenditures expressly included in Operating Expenses pursuant to this Paragraph 1(e)); (viii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (ix) advertising expenses relating to vacant space; (x) real estate brokers’ or other leasing commissions; or (xii) costs of utilities for tenants’ premises if separately metered; (xiii) the cost of providing any service directly to and paid directly by any tenant other than through payment of Operating Expenses; (xiv) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (xv) costs of any items for which Landlord receives reimbursement from insurance proceeds or a third party (and insurance proceeds shall be excluded from Operating Expenses in the year in which they are received, except that any deductible amount under any insurance policy shall be included within Operating Expenses); or (xvi) any items paid directly by Tenant under Paragraph 10.

(f)                                   The term “Premises” shall mean the space in the Building designated by cross-hatching on the floor plan(s) attached hereto as Exhibits A-1 and A-2 (exclusive of the areas, if any, shown by shading) and situated on the floor(s) of the Building specified in Paragraph D of the Summary of Lease Terms, together with the appurtenant right to the use, in common with others, of lobbies, entrances, stairs, elevators and other public portions of the Building. Landlord and Tenant agree that the Premises contain the number of square feet of rentable area specified in Paragraph E of the Summary of Lease Terms. All the outside walls and windows of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.

(g)                                  The term “Real Property” shall mean, collectively, the Land, the Building, the Parking Lot, and the other improvements on the Land.

(h)                                 The term “Real Property Taxes” shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Real Property or any part thereof, on the Landlord with respect to the Real Property, on the act of entering into this Lease or any other lease of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax, gross receipts tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the City and County of San Francisco, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Real Property Taxes. Real Property Taxes shall include reasonable attorneys’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes.

Despite any foregoing provisions to the contrary, Real Property Taxes shall not include (i) income, excess profits, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge that would otherwise constitute a part of Real Property Taxes; (ii) any items included as Operating Expenses; (iii) any taxes included in the Parking Rental under Paragraph 25, or

(iv) any items paid by Tenant under Paragraph 5. Landlord and Tenant acknowledge and agree that certain other buildings exist or encroach upon the Land, that Tenant shall have no liability as to any item of Real Property Taxes attributable or allocable to, or assessed against, buildings other than the Building and that Landlord’s good faith determination of the proper allocation of any item of Real Property Taxes allocable to buildings other than the Building shall be binding on Landlord and Tenant.

(i)                                     The term “Rental” shall include the Basic Monthly Rental set forth in Paragraph I of the Summary of Lease Terms, all additional rent, and any other costs or charges payable by Tenant to Landlord hereunder.

(j)                                    The term “Suites 310/410 Premises” means the portion of the Premises commonly known as Suites 310 and 410 and shown on Exhibit A-1 attached hereto.

(k)                                 The term “Suite 420 Premises” means the portion of the Premises commonly known as Suite 420 and shown on Exhibit A-2 attached hereto.

(l)                                     The term “Tenant’s Percentage Share” shall mean the percentage figure specified in Paragraph F of the Summary of Lease Terms (subject to Landlord’s right, from time to time, to adjust such percentage to reflect accurate measurements of the Premises or other portions of the Building and/or to reflect changes in Landlord’s standard common area load factor).

2.                                      TERM.

(a)                                 Subject to Paragraphs 2(c) and 2(d) hereof, the term of this Lease (the “Term”) with respect to the Suite 420 Premises shall commence on the date (the “Suite 420 Commencement Date”) that is the earlier of (i) the date Tenant commences business operations in the Suite 420 Premises, and (ii) the date that is thirty (30) days after Landlord delivers possession of the Suite 420 Premises to Tenant, and the Term with respect to the Suites 310/410 Premises shall commence on the date (the “Commencement Date”) that is thirty (30) days after Landlord delivers possession of the Suites 310/410 Premises to Tenant, and, unless ended sooner as herein provided, shall expire on the last day of the sixtieth (60th) month following the Commencement Date. For purposes of this Section 2(a), Tenant shall not be deemed to have commenced business operations in the Suite 420 Premises by reason of having conducted meetings in the Suite 420 Premises on no more than two days. Landlord and Tenant hereby agree to confirm the actual Commencement Date and Expiration Date promptly after the commencement of the Term, by executing and delivering to each other counterparts of a Commencement Date Memorandum in the form of Exhibit D attached hereto, but the Term of this Lease shall commence on the Suite 420 Commencement Date and end on the Expiration Date whether or not such amendment is executed.

(b)                                 Tenant shall cause to be constructed or installed in the Premises the Tenant Improvements in accordance with the terms of the Tenant Work Letter attached hereto as Exhibit C. Landlord shall deliver possession of the Premises to Tenant following termination of the existing lease of the Premises to another tenant and the surrender of possession of the Premises to Landlord by that other tenant (and any subtenants or other occupants of that other tenant). Landlord shall notify Tenant no later than three (3) business days prior to the each of the respective dates on which it intends to deliver the Suite 420 Premises and the Suites 310/410 Premises; such notifications shall be made to Tenant at 1200 Park Place, Suite 290 San Mateo, CA 94403, Attn: 475 Brannan Delivery Notice.

(c)                                  If Landlord fails to deliver the entire Premises to Tenant within sixty (60) days after the execution of this Lease and does not cure such failure within fifteen (15) days of Tenant’s written notice thereof (“Tenant’s Full Premises Delivery Notice”), Tenant shall have the option to terminate this Lease upon written notice to Landlord within fifteen (15) days of the expiration of Tenant’s Full Premises Delivery Notice. If Tenant does not exercise its option to terminate the Lease under this Paragraph 2(c), this Lease thereafter shall not be void or voidable and no obligation of Tenant shall be affected by Landlord’s failure to deliver the Premises; provided that, until Landlord’s delivery of the Premises to Tenant, Tenant shall have no obligations under this Lease concerning the Rental payable hereunder or otherwise relating to occupancy of the Premises (excepting the obligation concerning payment of Basic Monthly Rental upon execution of this Lease as provided in Paragraph 3(d) and the obligation to pay Basic Monthly Rental with respect to each portion of the Premises that has been delivered Tenant). Regardless of whether Tenant exercises its option to terminate under this Paragraph 2(c), in no event shall Landlord be liable to Tenant for any loss or damage resulting from Landlord’s failure to deliver the Premises.

(d)                                 If either:

(A) Landlord has delivered the Suite 420 Premises to Tenant within sixty (60) days after the execution of this Lease but fails to deliver the Suites 310/410 Premises to Tenant within ninety (90) days after the execution of this Lease and does not cure such failure within fifteen (15) days of Tenant’s written notice thereof (“Partial Delivery Notice”), or

(B) Landlord has delivered the Suites 310/410 Premises to Tenant within sixty (60) days after the execution of this Lease but fails to deliver the Suite 420 Premises to Tenant within ninety (90) days after the execution of this Lease and does not cure such failure within fifteen (15) days of Tenant’s written notice thereof (also, a “Partial Delivery Notice”), then Tenant shall have the option to terminate this Lease with respect to the portion of the Premises that remains undelivered upon written notice to Landlord within fifteen (15) days of the expiration of the Partial Delivery Notice.

In the event of such partial termination, the following changes shall be made to the Lease (which changes shall be promptly documented in an amendment executed by Landlord and Tenant, but which amendment shall not be necessary in order for such changes to be effective):

Premises remaining	Suite 420	Suites 310/410
Commencement Date	Suite 420 Commencement Date	Commencement Date
Term	Suite 420 Commencement Date to last day of 60th month	Commencement Date to last day of 60th month following

	following Suite 420 Commencement Date, subject to extension per Paragraph 2	Commencement Date, subject to extension per Paragraph 2
Rentable area of Premises	14,818 sq. feet	24,554 sq. feet
Tenant’s Percentage Share	6.063%	10.047%
Basic Monthly Rental	Months 1 – 12: $64,211.33 Months 13 – 24: $66,137.67 Months 25 – 36: $68,121.80 Months 37 – 48: $70,165.45 Month 49 – Expiration of Initial Term: $72,270.42	Months 1 – 12: $106,400.67 Months 13 – 24: $109,592.69 Months 25 – 36: $112,880.47 Months 37 – 48: $116.266.88 Month 49 – Expiration of Initial Term: $119,754.89
Letter of Credit Required Amount	$256,845.32*	$425,607.67*
New Required Amount	$128,422.66	$212,803.83
Tenant’s Allotted Spaces	15	25
Tenant Improvement Allowance	$74,090, allocable to any Tenant Improvement Allowance Items**	$368,310, provided that Tenant Improvement Allowance Items in Work Letter §§ 2.2.1.1 & 2.2.1.8 shall not exceed $122,770**

* This reduction shall be effectuated by Tenant replacing the Letter of Credit then being held by Landlord with a new Letter of Credit in the reduced Letter of Credit Required Amount or amending the then-existing Letter of Credit to that new Letter of Credit Required Amount (or, if Tenant originally satisfied its Letter of Credit delivery obligation by the delivery of two Letters of Credit, one for each of the above stated amounts, then the reduction shall be effectuated by Landlord’s return of one such Letter of Credit so that the result is Landlord retaining the Letter of Credit that is in the new Letter of Credit Required Amount).

** No Tenant Improvement Allowance shall be disbursed by Landlord with respect to any space not eventually leased by Tenant under this Lease. Any costs related to Tenant Improvements for space not yet delivered to Tenant under this Lease shall be incurred at Tenant’s risk.

(e)                                  Tenant shall have the option to renew this Lease with respect to the entire Premises then leased by Tenant upon the expiration of the initial Term for one (1) additional term of five (5) years (the “Extension Term”), by delivering notice to Landlord of Tenant’s option to extend at least nine (9) months but no more than twelve (12) months prior to the end of the initial Term. If Tenant exercises its right to extend, the Term shall be extended for an additional five (5) years, and Tenant shall continue to lease the Premises on all of the terms and conditions of this Lease, except that Basic Monthly Rental for the Extension Term shall increase to the Fair Market Rental Rate (as defined below). In no event shall the Basic Monthly Rental for the Extension Term be less than the Basic Monthly Rental rate in effect during the last month of the initial Term.

(f)                                   For the purposes of the Lease, the term “Fair Market Rental Rate” shall mean the annual amount per rentable square foot that Landlord or other owners of similar property in the vicinity of the Real Property have accepted for comparable space, for a comparable use. Landlord shall determine the Fair Market Rental Rate by using its good faith judgment. Landlord shall provide written notice of such amount within thirty (30) days after Tenant provides the notice to Landlord exercising Tenant’s extension option. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental rate within which to accept such rental rate or to reasonably object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate, using their good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s Review Period (the “Outside Agreement Date”), then each party shall place in a separate sealed envelope its final proposal as to the Fair Market Rental Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (iv) below. Failure of Tenant to so object in writing within Tenant’s Review Period shall conclusively be deemed its approval of the Fair Market Rental Rate determined by Landlord. In the event that Landlord fails to timely generate the initial written notice of Landlord’s opinion of the Fair Market Rental Rate that triggers the negotiation period of this Paragraph 2(f), then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have thirty (30) days (“Landlord’s Review Period”) after receipt of Tenant’s notice of the new rental rate within which to accept such rental rate. In the event Landlord fails to accept in writing such rental rate proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rental Rate, using their good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope its final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (i) through (iv) below. If the final determination of the Fair Market Rental Rate has not been made prior to the date on which Tenant’s obligation to pay Basic Monthly Rental during the Extension Term commences, then, from such date until the date the final determination is made (“Interim Period”), Tenant shall pay estimated Basic Monthly Rental for the Premises at the rate applicable to the Premises during the last month of the initial Term. Once the final determination of the Fair Market Rental Rate has been made, if the Basic Monthly Rental payable by Tenant for the Premises pursuant to the Fair Market Rental Rate exceeds the Basic Monthly Rental paid by Tenant during the Interim Period, Tenant shall pay the excess to Landlord concurrently with Tenant’s next installment of Basic Monthly Rental.

(i)                                     Landlord and Tenant shall meet with each other within ten (10) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Fair Market Rental Rate within ten (10) business days of the exchange and opening of envelopes, then, within twenty (20) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of industrial properties in the vicinity of the Real Property. Neither Landlord nor Tenant shall consult with such broker or lawyer as to his or her opinion as to Fair Market Rental Rate prior to the appointment, nor shall such broker or lawyer have been in the employ of either Landlord or Tenant in the last two (2) years. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate for the Premises is the closest to the actual Fair Market Rental Rate for the Premises as determined by the arbitrator, taking into account the requirements of this Paragraph 2(f). Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator (with a copy to the other party) within ten (10) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Fair Market Rental Rate (“FMRR Data”), and the other party may submit a reply in writing within ten (10) business days after receipt of such FMRR Data.

(ii)                                  The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rental Rate and notify Landlord and Tenant of such determination.

(iii)                               The decision of the arbitrator shall be binding upon Landlord and Tenant.

(iv)                              If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the San Francisco Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(v)                                 The cost of arbitration (not including costs incurred by either party for their own advice and assistance) shall be paid by Landlord and Tenant equally.

3.                                      RENTAL; SECURITY DEPOSIT.

(a)                                 Beginning on the Suite 420 Commencement Date and continuing through the day prior to the Commencement Date, Tenant agrees to pay to Landlord as Basic Monthly Rental for the Suite 420 Premises the amount of $64,211.33 per month. Beginning on the Commencement Date, Tenant agrees to pay to Landlord as Basic Monthly Rental for the Premises the sums specified in Paragraph I of the Summary of Lease Terms. For purposes of Rent adjustment under this Lease, the number of months is measured from the Commencement Date. Notwithstanding the foregoing, in the event that the Suite 420 Commencement Date does not precede the Commencement Date, then from the Commencement Date until the day immediately prior to the Suite 420 Commencement Date, Basic Monthly Rental for the Suites 310/410 Premises shall be the amount of $106,400.67 per month, and beginning on the Suite 420 Commencement Date Basic Monthly Rental shall be as specified in Paragraph I of the Summary of Lease Terms.

(b)                                 Basic Monthly Rental shall be paid to Landlord, in advance, on or before the first day of each and every successive calendar month during the term hereof. In the event the term of this Lease commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Basic Monthly Rental for the first and/or last fractional months of the term shall be appropriately prorated. All such prorations shall be made on the basis of a 360-day year consisting of twelve 30-day months.

(c)                                  Rental shall be paid to Landlord without notice, demand, deduction or offset in lawful money of the United States in immediately available funds or by good check as described below at the office of Landlord at Landlord’s address for notices specified in the Summary of Lease Terms, or to such other person or at such other place as Landlord from time to time may designate in writing. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. All amounts of Rental, if not paid when due, shall bear interest from the due date until paid at an annual rate of interest (the “Interest Rate”) equal to the lesser of (i) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law, or (ii) a rate equal to the sum of five (5) percentage points over the publicly announced reference rate (the “Reference Rate”) charged on such due date by the San Francisco Main Office of Bank of America, N.A. (or any successor bank thereto) (or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers). In addition, Tenant acknowledges that late payment by Tenant to Landlord of Rental will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and/or note secured by an encumbrance covering the Premises. Therefore, if any installment of Rental due from Tenant is not received within ten (10) days of the date due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue Rental as a late charge; provided that, if Rental is not paid when due three (3) times during the term of this Lease and if Landlord shall have notified Tenant in writing that Tenant shall thereafter be entitled to no further grace periods, then thereafter Tenant shall not be entitled to such ten (10) day grace period, and such late charge shall be assessed on any Rental not paid by 5:00 p.m. on the date due. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment of Rental by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

(d)                                 Upon execution of this Lease, Tenant shall pay Landlord the amount of $170,612.00, which amount Landlord shall apply to the first installments of Basic Monthly Rental due under this Lease.

(e)                                  The date on which Tenant is required to deliver the initial Letter of Credit to Landlord under Paragraph 26(b) of this Lease (i.e., the date Landlord delivers possession of any portion of the Premises to Tenant) may be postponed under the following terms and conditions. Tenant may delay the required date for delivery of the Letter of Credit by up to thirty (30) days by depositing with Landlord a cash sum in the Letter of Credit Required Amount (the “Cash Security”). Landlord shall hold the Cash Security as security for the performance of Tenant’s obligations under this Lease. If Tenant defaults on any provision of this Lease, Landlord may (but shall not be required to), without prejudice to any other remedy it has, apply all or part of the Cash Security to any Rent or other sum in default, any amount that Landlord may spend or become obligated to spend in exercising Landlord’s rights under Paragraph 23(e), or any expense, loss, or damage that Landlord may suffer because of Tenant’s default. Tenant waives the provisions of California Civil Code §1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of accrued Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant’s officers, agents, employees, independent contractors, or invitees, including future rent payments. Tenant may not assign or encumber the Cash Security without the prior, written consent of Landlord. Any attempt to do so shall be void and shall not be binding on Landlord. If Landlord applies any portion of the Cash Security, Tenant shall, within ten (10) days after demand by Landlord, deposit with Landlord an amount sufficient to restore the Cash Security to its original amount. Tenant is not entitled to any interest on the Cash Security. Provided that Tenant performs the requirement of delivering the Letter of Credit to Landlord within thirty (30) days of the date Landlord delivers possession of any portion of the Premises to Tenant, the unused portion of the Cash Security shall be returned to Tenant within five (5) business days following the date on which Tenant delivers the initial Letter of Credit to Landlord, and any sums not timely returned shall bear interest at the Interest Rate until paid.

4.                                      TENANT’S SHARE OF OPERATING EXPENSES AND REAL PROPERTY TAXES; ADDITIONAL RENT.

(a)                                 In addition to the Basic Monthly Rental payable during the Term of this Lease, commencing on January 1, 2013 and continuing throughout the remaining Term of this Lease (including the Extension Term, if applicable) Tenant shall pay to Landlord, as additional rent, Tenant’s Percentage Share of: (i) the amount, if any, by which Operating Expenses paid or incurred by Landlord in any calendar year subsequent to the Base Year exceed the amount of Operating Expense allocable to the Base Year; and (ii) the amount, if any by which Real Property Taxes paid or incurred by Landlord in any calendar year subsequent to the Base Year exceed the amount of Real Property Taxes allocable to the Tax Base Year. Notwithstanding the foregoing, if the Building is less than one hundred percent (100%) occupied in the Base Year, the Tax Base Year or in any other Expense Year during the Term, then Operating Expenses for the Base Year, Real Property Taxes for the Tax Base Year, and Operating Expenses and Real Property Taxes for such other Expense Year shall be adjusted, for purposes of the foregoing calculations to the amounts that they would have been if the Building had been one hundred percent (100%) occupied. If it shall not be lawful for Tenant to reimburse Landlord for any increase in Real Property Taxes as defined herein, then the Basic Monthly Rental payable to Landlord prior to the imposition of such increases in Real Property Taxes shall be increased to net Landlord the same net Basic Monthly Rental after imposition of such increases in Real Property Taxes as would have been received by Landlord prior to the imposition of such increases in Real Property Taxes.

(b)                                 Commencing on January 1, 2013, and continuing throughout the remainder of the Lease Term (including the Extension Term, if applicable), Tenant shall pay to Landlord, as additional rent, one-twelfth (1/12th) of Tenant’s Percentage Share of increases in Operating Expenses over the Base Year and Real Property Taxes over the Tax Base Year for such Expense Year on or before the first day of each calendar month of such Expense Year, in advance, in an amount estimated by Landlord in notices delivered to Tenant. If Landlord fails to deliver such an estimate to Tenant prior to the commencement of any Expense Year, then Tenant shall continue to pay Tenant’s Percentage Share of increases in Operating Expenses and Real Property Taxes on the basis of the prior Expense Year’s estimate until the first day of the next calendar month after such notice is given, provided that on such date Tenant shall pay to Landlord the amount of such estimated adjustment payable to Landlord for prior months during the Expense Year in question, less any portion thereof previously paid by Tenant. Landlord may revise its estimate of Tenant’s Percentage Share of increases in Operating Expenses and Real Property Taxes for any Expense Year from time to time by giving written notice of such revision to Tenant, in which event subsequent payments by Tenant for such Expense Year shall be based on Landlord’s revised estimate. The failure or delay by Landlord to provide Tenant with Landlord’s estimate of Tenant’s Percentage Share of increases in Operating Expenses and Real Property Taxes or Landlord’s annual statement (as described in subparagraph 4(c) below) for any Expense Year shall not constitute a default by Landlord hereunder, or a waiver by Landlord of Tenant’s obligation to pay Tenant’s Percentage Share of increases in Operating Expenses or Real Property Taxes for such Expense Year or of Landlord’s right to send to Tenant such an estimate or annual statement, as the case may be.

(c)                                  Within ninety (90) days after the close of each Expense Year or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of the amounts payable under Paragraph 4(a) above for such Expense Year (an “Annual Statement”). Within 60 days after receiving any Annual Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Operating Expenses and/or Real Property Taxes for the calendar year to which such Annual Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice, Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Annual Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Annual Statement. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review. The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Annual Statement if any Rent remains unpaid past its due date. If, for any calendar year, Landlord and Tenant determine that the Operating Expenses and/or Real Property Taxes is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment against Rent then or next due hereunder, or pay Landlord the amount of its underpayment with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 15 days after such determination.

(d)                                 If this Lease expires or terminates on a day other than the last day of an Expense Year, the amounts payable by Tenant under Paragraph 4(a) above with respect to the Expense Year in which such expiration or termination occurs shall be prorated on the basis that the number of days from the commencement of such Expense Year, to and including such expiration or termination date, bears to three hundred sixty (360). The expiration or termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Paragraph 4(c) above to be performed after such expiration or termination.

(e)                                  It is the intention of Landlord and Tenant that, except as stated to the contrary in this Lease, the Basic Monthly Rental paid to Landlord throughout the term of this Lease shall be absolutely net of all increases in Real Property Taxes over the Tax Base Year and Operating Expenses over the Base Year and the foregoing provisions of this Paragraph 4 are intended to so provide.

5.                                      OTHER TAXES PAYABLE BY TENANT. Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and Real Property Taxes) whether or not now customary or within the contemplation of the parties hereto:

(a)                                 imposed upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be in Tenant or Landlord;

(b)                                 imposed upon or measured by the Basic Monthly Rental payable hereunder, including, without limitation, any gross income tax or excise tax levied by the City and County of San Francisco, the State of California, the federal government or any other governmental body with respect to the receipt of such rental;

(c)                                  imposed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or

(d)                                 imposed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

In the event that it shall not be lawful for Tenant to so reimburse Landlord, the Basic Monthly Rental payable to Landlord under this Lease shall be revised to net Landlord the same income after imposition of any such tax upon Landlord as would have been received by Landlord hereunder prior to the imposition of any such tax.

6.                                      USE. Tenant agrees to use the Premises for general office purpose, and Tenant agrees not to use or permit the use of the Premises or any part thereof for any other purpose. Tenant agrees not to do or permit to be done in or about the Premises or the Building, or to bring or keep or permit to be brought or kept in or about the Premises or the Building, anything that is prohibited by or will in any way conflict with any law, statute or governmental regulation now or hereafter in effect, or that would subject Landlord or Landlord’s agents to any liability, or that is prohibited by the standard form of fire insurance policy, or that will in any way increase the existing rate of (or otherwise affect) fire or any other insurance on the Building or any of its contents. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord, as additional rent, upon demand the amount of such increase. Tenant agrees not to do or permit to be done anything in, on or about the Premises or the Building that will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant agrees not to cause, maintain or permit any nuisance in, on or about the Premises or the Building, or to use or permit to be used any loudspeaker or other device, system or apparatus that can be heard outside the Premises without the prior written consent of Landlord or to permit any objectionable odors, bright lights or electrical or radio interference that may annoy or interfere with the rights of other tenants of the Building or the public. Tenant agrees not to commit or suffer to be committed any waste in or upon the Premises. The provisions of this Paragraph 6 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

7.                                      COMPLIANCE WITH LAWS/ENVIRONMENTAL MATTERS.

(a)                                 Tenant agrees at its sole cost and expense to promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter constituted; with any direction or occupancy certificate issued pursuant to law by any public officer; and with the provisions of all recorded documents affecting the Premises, insofar as any thereof relates to or affects the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements, acts or particular use of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. If Tenant’s use or operation of the Premises or any of Tenant’s equipment therein requires a governmental permit, license or other authorization or any notice to any governmental agency, Tenant shall promptly provide a copy thereof to Landlord. Tenant shall not be obligated to make any improvements to the Premises in order to comply with applicable laws, except to the extent the improvement is required due to a Trigger Event (as defined below). As used herein, the term “Trigger Event” means one or more of the following events or circumstances:

(i)                                     Tenant’s particular use of the Premises (other than normal office uses, software and hardware development);

(ii)                                  The manner of conduct of Tenant’s business or operation of its installations, equipment or other property outside those of normal office use, software and hardware development;

(iii)                               The performance of any improvements of alterations or the installation of any Tenant systems; or

(iv)                              The breach of any of Tenant’s obligations under this Lease.

(b)                                 Tenant shall not bring or keep, or permit to be brought or kept, in the Premises or in or on the Real Property any “hazardous substance” (as hereinafter defined). Tenant shall not manufacture, generate, treat, handle, store or dispose of any hazardous substance in the Premises or in or on the Real Property, or use the Premises for any such purpose, or emit, release or discharge any hazardous substance into any air, soil, surface water or groundwater comprising the Premises or the Real Property, or permit any person using or occupying the Premises to do any of the foregoing. Tenant shall comply, and shall cause all persons using or occupying the Premises to comply, with all “environmental laws” (as hereinafter defined) applicable to the Premises, the use or occupancy of the Premises or any operation or activity therein. Tenant shall, within ten (10) days after Tenant’s receipt thereof, give written notice to Landlord of any notice or other communication (oral or written) regarding any (i) actual or alleged violation of environmental laws by Tenant or with respect to the Premises, (ii) actual or threatened release of any hazardous substance from the Premises, or (iii) the existence of any hazardous substance in or on the Premises or regarding any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ or injunction relating to any of the foregoing. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, fines, encumbrances, liens, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, and costs and expenses of investigation, arising from or related to the existence on or after the Commencement Date of hazardous substances from the Premises as a result of contamination caused by Tenant or the existence on or after the Commencement Date of a violation of environmental laws by Tenant with respect to the Premises. To the extent Tenant has an indemnification obligation under this Paragraph 7(b), Tenant shall, to the reasonable satisfaction of Landlord, perform all remedial actions necessary to remove any hazardous substances in or on the Premises on or after the Commencement Date or to remedy actual or threatened migration from the Premises of any hazardous substances or to remedy any actual or threatened violation of environmental laws. This Paragraph 7(b) shall survive termination of this Lease. As used in this Lease, “hazardous substance” shall mean any substance or material that is described as a toxic, hazardous, bio-hazardous, corrosive, ignitable, flammable or reactive substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the environmental laws, and includes asbestos, petroleum, petroleum products, polychlorinated biphenyls, radon gas, radioactive matter, and chemicals that may cause cancer or reproductive toxicity. As used in this Lease, “environmental laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater. The provisions of this Paragraph 7(b) shall not prohibit Tenant from the use and storage on the Premises of ordinary office supplies in reasonable quantities and in compliance with all environmental laws.

(c)                                  Tenant shall immediately furnish Landlord with any (i) notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises, and (ii) notices or other communications sent by or on behalf of Tenant to any person relating to environmental laws or hazardous substances.

(d)                                 California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the Parking Lot. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain hazardous substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain hazardous substances. Although smoking is prohibited in the public areas of the Building, these areas may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances.

(e)                                  As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section 8(e) are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any Prohibited Person to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof. Any breach by Tenant of the foregoing representations and warranties shall be deemed an Event of Default by Tenant under this Lease and shall be covered by the indemnity provisions of Section 13 above. The representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

(f)                                   The provisions of this Paragraph 7 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

8.                                      ALTERATIONS; LIENS.

(a)                                 Tenant agrees not to make or suffer to be made any alteration, addition or improvement to or of the Premises (hereinafter referred to as “Alterations”), or any part thereof, without the prior written consent of Landlord. Any such Alterations made by Tenant, including without limitation any partitions (movable or otherwise) or carpeting, shall become a part of the Building and belong to Landlord; provided, however, that equipment, trade fixtures and movable furniture shall remain the property of Tenant. If Landlord consents to the making of any Alterations, the same shall be designed and constructed or installed by Tenant at its expense (including expenses incurred in complying with applicable laws, including laws relating to the handling and disposal of asbestos-containing materials). Tenant shall use a general contractor, subcontractors, engineers and architects that are on Landlord’s approved list of design and construction professionals. All Alterations shall be made in accordance with plans and specifications approved in writing by Landlord and shall be designed and constructed in compliance with all applicable codes, laws, ordinances, rules and regulations. The design and construction of any Alterations shall be performed in accordance with Landlord’s applicable rules, regulations and requirements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant’s plans and specifications, Tenant’s contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work; provided that this sentence shall not be construed to permit Landlord to extend any time periods under the terms of the Work Letter except where the delay is beyond Landlord’s reasonable control. Tenant shall pay to Landlord a fee in the amount of five percent (5%) of the cost of the Alterations for Landlord’s review of plans and its management and supervision of the progress of the work; provided that this requirement shall not apply to the Tenant Improvements made under the Tenant Work Letter, it being agreed that for such Alterations the Coordination Fee (as defined therein) shall supersede this requirement. All sums due to such contractors, if paid by Landlord due to Tenant’s failure to pay such sums when due, shall bear interest payable to Landlord at the Interest Rate until fully paid. Upon the expiration or sooner termination of this Lease, Tenant, at its expense, shall promptly remove any such Alterations made by Tenant and designated by Landlord so to be removed and repair any damage to the Premises caused by such removal. Tenant shall use the general contractor designated by Landlord for such removal and repair. Upon submission of any plans for Landlord’s approval, Tenant may request prior to the installation of specific fixtures, equipment or improvements in the Premises, that Landlord agree not to require Tenant to remove such items upon expiration or termination of the Lease or agree to permit Tenant to remove any item it may otherwise not be permitted to remove under the terms of this Lease. Such consent, which may be granted or denied in Landlord’s sole discretion, must be granted in writing prior to the installation of the subject items in order to be binding against Landlord.

(b)                                 Tenant agrees to keep the Premises and the Real Property free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. In the event that Tenant does not, within ten (10) business days following Tenant’s learning of any such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant, as additional rent, on demand, together with interest at the Interest Rate from the date such expenses are incurred by Landlord to the date of the payment thereof by Tenant to Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises, the Building, or the Real Property, from mechanic’s and materialmen’s and like liens. Tenant shall give Landlord at least ten (10) days’ prior written notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices.

9.                                      MAINTENANCE AND REPAIR.

(a)                                 Landlord shall deliver the Premises to Tenant in good and sanitary order, condition and repair. Thereafter, subject to any pre-existing defects discovered by Tenant, Tenant, at its expense, shall at all times keep the Premises and every part thereof and all equipment, fixtures and improvements therein in good and sanitary order, condition and repair, damage thereto by fire, the perils of the extended coverage endorsement excepted, and Tenant waives all rights under, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law or ordinance now or hereafter in effect. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and (unless designated by Landlord to be removed in accordance with Paragraph 8 above) all Alterations thereto to Landlord in the same condition as when received, ordinary wear and tear (except such as Tenant is obligated to repair to keep the Premises in good condition and repair) and damage thereto by fire, the perils of the extended coverage endorsement excepted. It is agreed that Landlord has no obligation, and has made no promises, to alter, add to, remodel, improve, repair, decorate or paint the Premises or any part thereof and that no representations respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant except as may be specifically set forth herein. No representation or warranty, express or implied, is made with respect to (i) the condition of the Premises or the Building, (ii) the present or future suitability or fitness of the Premises for Tenant’s intended or permitted use, (iii) the degree of sound transfer within the Building, (iv) the absence of electrical or radio interference in the Premises or the Building, (v) the condition, capacity or performance of electrical or communications systems or facilities, or (vi) the absence of objectionable odors, bright lights or other conditions that may affect Tenant’s use and enjoyment of the Premises or the Building.

(b)                                 Landlord agrees to make all necessary repairs to the structure, the exterior, and the public and common areas of the Building and all Building systems, and to maintain the same in reasonably good order and condition. Any damage arising from the acts of Tenant, its agents, employees, contractors or invitees shall be repaired by Landlord at Tenant’s sole expense. Tenant shall pay Landlord on demand the cost of any such repair.

10.                               SERVICES.

(a)                                 Provided that Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this Lease to be performed or observed by Tenant and the Lease has not terminated, Landlord, subject to the terms of this Paragraph 10 and the Building Rules and Regulations attached hereto as Exhibit B and subject to applicable laws, regulations and rules of public utilities, shall furnish to the Premises water, electrical power and elevator service suitable for the use of the Premises for ordinary office purposes; heating and air conditioning suitable for the comfortable use and occupation of the Premises (assuming normal office use thereof and subject to any restrictions on use as may be prescribed by any applicable policies or regulations of any utility or governmental agency) during normal business hours (specifically, 7:00 a.m. to 7:00 p.m.), excluding weekends and holidays. Tenant agrees to pay, as additional rent, promptly on demand any and all costs incurred by Landlord (as reasonably determined by Landlord) in connection with providing any additional or excessive (i.e., amounts in excess of normal office use during normal business hours) utilities or services Landlord may provide. Unless otherwise specifically provided in this Lease, all means of distribution of all utilities within the Premises shall be supplied by Tenant at its expense, and Tenant shall bear the cost of water, gas, electricity, sewerage and other utilities serving the Premises. Landlord reserves the right to install, at Tenant’s expense, a separate meter in the Premises for electricity. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building heating, ventilating and air conditioning systems. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Rental by reason of Landlord’s failure to furnish any of the foregoing or any other utilities or services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes of any character, by the limitation, curtailment, rationing or restrictions on use of electricity, gas or any form of energy, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. No such failure and no interruption of utilities or services from any cause whatsoever shall constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such failure or interruption. Landlord shall not be liable under any circumstances for injury to or death of any person or damage to or destruction of property, however occurring, through or in connection with or incidental to the furnishing of or the failure to furnish any of the foregoing utilities or services or any other utilities or services. Tenant shall at Tenant’s sole cost and expense provide janitorial service to the Premises using the same janitorial contractor that provides janitorial service to the balance of the Building.

(b)                                 Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any of Tenant’s equipment that uses other than the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith. If Tenant’s use of the heating, air conditioning or ventilation system exceeds normal office use and thereby causes damages to any of the air conditioning units or other equipment, the cost to repair or replace any such units or equipment due to such use shall be paid by Tenant to Landlord, as additional rent, upon demand by Landlord. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises, (ii) the occupancy of the Premises by more than one person per two hundred (200) square feet of rentable area therein, (iii) an electrical load for lighting or power in excess of the limits per square foot of rentable area of the Premises specified in Paragraph 10(c) below, or (iv) any rearrangement of partitioning or other improvements, Landlord shall have the right to install supplementary air conditioning units or other equipment Landlord deems appropriate in the Premises, and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord, as additional rent, upon demand by Landlord.

(c)                                  Tenant agrees it will not, without the written consent of Landlord, use any equipment, apparatus or device in the Premises (including, without limitation, electronic data processing machines, computers or machines using current in excess of 110 volts) that will, individually or in the aggregate, in any way cause the amount of electricity, water or heating, ventilation or air conditioning supplied to the Premises to exceed the amount usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises) or with water pipes any equipment, apparatus or device for the purposes of using electric current or water. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense that Tenant may incur or sustain if, for any reasons beyond Landlord’s reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant covenants that at all times its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building. If submetering of electricity in the Building will not be permitted under future laws or regulations, the Basic Monthly Rental will then be equitably adjusted to include an additional payment to Landlord reflecting the cost to Landlord for furnishing electricity to the Premises.

(d)                                 Tenant shall give reasonable notice in making any request for utilities required outside of normal business hours. Tenant agrees to pay, as additional rent, promptly on demand any and all costs incurred by Landlord in connection with providing any additional utilities and services Landlord may provide.

(e)                                  In the event any governmental authority having jurisdiction over the Real Property or the Building promulgates or revises any law, ordinance or regulation or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Real Property or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively “Controls”) or in the event Landlord is required or elects to make alterations to the Real Property or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Real Property or the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

11.                               SECURITY; ACCESS; CONTROL.

(a)                                 Landlord shall have the right from time to time to adopt such policies, procedures and programs as it shall, in Landlord’s sole discretion, deem necessary or appropriate for the security of the Building, and Tenant shall cooperate with Landlord in the enforcement of, and shall comply with, the policies, procedures and programs adopted by Landlord insofar as the same pertain to Tenant, its agents, employees, contractors and invitees. Tenant acknowledges that the safety and security devices, services and programs provided by Landlord from time to time, if any, may not prevent theft or other criminal acts, or insure the safety of persons or property, and Tenant expressly assumes the risk that any safety device, service or program may not be effective or may malfunction or be circumvented. In all events and notwithstanding any provision of this Lease to the contrary, Landlord and the other Indemnitees (defined below) shall not be liable to Tenant, and Tenant hereby waives any claim against the Indemnitees to the maximum extent permitted by law, for (i) any unauthorized or criminal entry of third parties into the Premises or the Building, (ii) any injury to or death of persons from any unauthorized or criminal acts of third parties, or (iii) any loss of property in and about the Premises or the Building by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security services provided by Landlord, or any allegation of active or passive negligence on the part of Landlord or the other Indemnitees. Tenant shall obtain insurance coverage to the extent Tenant desires protection against criminal acts and other losses.

(b)                                 In no event shall Landlord be liable for damages resulting from any error with regard to the admission to or the exclusion from the Building of any person. In the case of invasion, mob, riot, public demonstration or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

(c)                                  In the event of any picketing, public demonstration or other threat to the security of the Building that is attributable in whole or in part to Tenant, Tenant shall reimburse Landlord for any costs incurred by Landlord in connection with such picketing, demonstration or other threat in order to protect the security of the Building, and Tenant shall indemnify and hold Landlord harmless from and protect and defend Landlord against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, arising out of or relating to any such picketing, demonstration or other threat. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant’s equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work. The obligations imposed on Tenant in this Paragraph 11(c) shall not apply to the extent caused by Tenant’s employ of a person, entity or contractor whose selection is based on a pre-approved Landlord list.

(d)                                 Subject to (i) all of the terms and conditions of this Lease, including the Rules and Regulations attached hereto as Exhibit B, (ii) emergency situations or other matters outside the reasonable control of Landlord, and (iii) the requirements of applicable laws, Tenant shall have access to and use of the Building twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year throughout the Term.

12.                               ASSIGNMENT AND SUBLETTING.

(a)                                 Tenant shall not, either voluntarily or by operation of law, (i) assign or transfer this Lease or any interest herein, (ii) sublet the Premises, or any part thereof, or (iii) enter into a license agreement or other arrangement whereby the Premises, or any portion thereof, are held or utilized by another party (each of the foregoing defined herein as a “Transfer”), without the express prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay. Any such act (whether voluntary or involuntary, by operation of law or otherwise) without the consent of Landlord pursuant to the provisions of this Paragraph 12 shall, at Landlord’s option, be void and/or constitute an Event of Default under this Lease. Consent to any Transfer shall neither relieve Tenant of the necessity of obtaining Landlord’s consent to any future Transfer nor relieve Tenant from any liability under this Lease.

By way of example and without limitation, the failure to satisfy any of the following conditions or standards shall be deemed to constitute reasonable grounds for Landlord to refuse to grant its consent to the proposed Transfer:

(1)                                 The proposed Transferee must expressly assume all of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed.

(2)                                 The proposed Transferee must satisfy Landlord’s then-current credit and other standards for tenants of the Building and, in Landlord’s reasonable opinion, have the financial strength and stability to perform all of the obligations of the Tenant under this Lease (as they apply to the transferred space) as and when they fall due.

(3)                                 The proposed Transferee must be reasonably satisfactory to Landlord as to character and professional standing.

(4)                                 The proposed use of the Premises by the proposed Transferee must be, in Landlord’s opinion: (A) lawful; (B) in compliance with Paragraph 6 of this Lease; (C) appropriate to the location and configuration of the Premises; (D) unlikely to cause an increase in insurance premiums for insurance policies applicable to the Building; (E) a use not requiring any new tenant improvements that Landlord would be entitled to disapprove pursuant to Paragraph 8 hereof; (F) unlikely to cause any material increase in services to be provided to the Premises; (G) unlikely to create any materially increased burden in the operation of the Building, or in the operation of any of its facilities or equipment; and (H) unlikely to impair the dignity, reputation or character of the Building.

(5)                                 The proposed use of the Premises must not result in the division of the Premises into more than two (2) parcels or tenant spaces.

(6)                                 At the time of the proposed Transfer, an Event of Default (as defined in Paragraph 18(a) below) shall not have occurred and be continuing, and no event may have occurred that with notice, the passage of time, or both, would become an Event of Default.

(7)                                 The proposed Transferee shall not be a governmental entity or hold any exemption from the payment of ad valorem or other taxes that would prohibit Landlord from collecting from such Transferee any amounts otherwise payable under this Lease.

(8)                                 The proposed Transferee shall not be a then present tenant or affiliate or subsidiary of a then present tenant in the Building unless there is no other suitable space available in the Building.

(9)                                 Landlord shall not be negotiating with, and shall not have at any time within the past thirty (30) days negotiated with, the proposed Transferee for space in the Building.

(b)                                 Except in the event of (i) a Transfer pursuant to Paragraphs 12(e) or 12(f) below, or (ii) subleases that both (A) cover in the aggregate not more than 15,000 rentable square feet of space in the Premises and (B) have terms that (1) commence no later than the date that is twenty-four (24) months after the Commencement Date and (2) expire no later than the date that is twenty four (24) months after the commencement of the first sublease of space in any portion of the Premises, Landlord shall have no obligation to consent or consider granting its consent to any proposed Transfer unless Tenant has first delivered to Landlord a written offer to enter into such Transfer with Landlord, which offer shall include the base rent and other economic terms of the proposed Transfer, the date upon which Tenant desires to effect such Transfer and all of the other material terms of the proposed Transfer (“Tenant’s Offer”). Landlord shall have twenty (20) days from receipt of Tenant’s Offer within which to notify Tenant in writing of Landlord’s decision to accept or reject such Transfer on the terms set forth in Tenant’s Offer. If Landlord does not accept Tenant’s Offer within such period, Tenant shall deliver to Landlord a second notice of such offer. If Landlord does not accept Tenant’s offer within five (5) days after receipt of such second notice, Tenant may enter into such Transfer with any bona fide independent third-party Transferee (as defined in Paragraph 12(c) below) within ninety(90) days of the end of such twenty(20) day period, so long as such Transfer is for the same base rent offered to Landlord in Tenant’s Offer and such Transfer otherwise contains terms not more than five percent (5%) more favorable economically to the Transferee than the terms stated in Tenant’s Offer, taking into account all rent concessions, tenant improvements, and any other terms that have an economic impact on the Transfer; provided, however, that the prior written approval of Landlord for such Transfer must be obtained, and the other provisions of this Paragraph 12 must be complied with, all in accordance with this Paragraph 12. If Landlord accepts Tenant’s Offer, Landlord and Tenant shall enter into an agreement for such Transfer within thirty (30) days of the date Landlord makes its election. If Landlord accepts Tenant’s Offer, then (i) Landlord may enter into a new lease, sublease or other agreement covering the Premises or any portion thereof with the intended Transferee on such terms as Landlord and such Transferee may agree, or enter into a new lease or agreement covering the Premises or any portion thereof with any other person or entity, and in any such event, Tenant shall not be entitled to any portion of the profit, if any, that Landlord may realize on account of such new lease or agreement, (ii) Landlord may, at Landlord’s sole cost, construct improvements in the subject space and, so long as the improvements are suitable for general office purposes, Landlord shall have no obligation to restore the subject space to its original condition following the termination of a sublease, and (iii) Landlord shall not have any liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed Transfer, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims (including, without limitation, claims for commissions) arising from such proposed Transfer.

Except in the event of a proposed Transfer pursuant to Paragraphs 12(e) or 12(f) below, in the case of a proposed assignment of this Lease or a sublease of substantially the entire Premises for substantially the balance of the term of this Lease, then in addition to the foregoing rights of Landlord, Landlord shall have the right, by notice to Tenant within fifteen (15) days after receipt of Tenant’s Offer, to terminate this Lease, which termination shall be effective as of the date on which the intended assignment or sublease would have been effective if Landlord had not exercised such termination right. If Landlord elects to terminate this Lease, then from and after the date of such termination, Landlord and Tenant each shall have no further obligation to the other under this Lease with respect to the Premises except for matters occurring or obligations arising hereunder prior to the date of such termination.

Landlord’s foregoing rights and options shall continue throughout the entire term of this Lease.

(c)                                                Tenant shall, in each instance of a proposed Transfer, give written notice to Landlord at least thirty (30) days prior to the effective date of any proposed Transfer, specifying in such notice (i) the nature of the proposed Transfer, (ii) the portion of the Premises to be transferred, (iii) the intended use of the transferred Premises, (iv) all economic terms of the proposed Transfer, (v) the effective date thereof, (vi) the identity of the transferee under the proposed Transfer (the “Transferee”), (vii) current financial statements of the Transferee, and (viii) detailed documentation relating to the business experience of the Transferee (collectively, “Tenant’s Notice”). Tenant also shall promptly furnish Landlord with any other information reasonably requested by Landlord relating to the proposed Transfer or the proposed Transferee. Within fifteen (15) days after receipt by Landlord of Tenant’s Notice and any additional information and data requested by Landlord, Landlord shall notify Tenant of Landlord’s determination to either (i) consent to the proposed Transfer, or (ii) refuse to consent to such proposed Transfer.

(d)                                               Fifty percent (50%) of all of the following (“Excess Rental”) shall be paid by Tenant to Landlord immediately upon receipt thereof by Tenant: (i) consideration paid or payable by Transferee to Tenant as consideration for any such Transfer; and (ii) rents received in connection with the Transfer by Tenant from Transferee in excess of the Rental payable by Tenant to Landlord under this Lease, less reasonable, documented, out-of-pocket costs paid by Tenant to third parties for brokerage commissions, tenant improvement costs and legal fees in connection with the subject Transfer (amortized equally over the term of the Sublease (in the case of a Sublease) or the remaining term of the Lease (in the case of an assignment)). If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to the preceding sentence shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease. Upon Landlord’s request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any Transferee and shall direct such Transferee to pay the same directly to Landlord, in which case Landlord shall pay to Tenant fifty percent (50%) of such Excess Rental promptly upon Landlord’s receipt thereof.

If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant’s monetary obligations hereunder. Neither Landlord’s collection of rent from a Transferee nor any course of dealing between Landlord and any Transferee shall constitute or be deemed to constitute Landlord’s consent to any Transfer.

(e)                                                Notwithstanding anything to the contrary contained in this Article 18, Tenant may assign this Lease or sublet the Premises without the need for Landlord’s consent if such assignment or sublease is to any parent, subsidiary or affiliate business entity which the initially named Tenant controls, is controlled by or is under common control with (each, an “Affiliate”) provided that: (i) at least thirty (30) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements or other financial and background information of the assignee or sublessee as required for other transfers; (ii) if the transfer is an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or term assumes, in full, the obligations of Tenant with respect to such portion); (iii) the financial audited net worth of the assignee or sublessee for the most recently ended fiscal year as of the time of the proposed transfer is equal to or greater than the financial audited net worth of the originally named Tenant for the most recently ended fiscal year upon the date of this Lease and is sufficient for such assignee or sublessee to fulfill its obligations pursuant to such assignment or sublease; (iv) Tenant remains fully liable under this Lease; and (v) unless Landlord consents to the same, the use of the Premises set forth herein remains unchanged. As used in this section, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies through ownership of more than fifty percent (50%) of the securities or partnership or other ownership interests of the entity subject to control.

(f)                                                 Notwithstanding anything to the contrary contained in this Article 18, Tenant may engage in Approved Reorganizations (as defined below), without the need for the consent of Landlord; provided that (a) at least ten (10) days prior to the effective date of the Approved Reorganization, Tenant shall furnish Landlord with the name of the transferee and a written certification from an officer of Tenant certifying that the assignment or sublease qualifies as an Approved Reorganization, (b) no Event of Default exists under this Lease during the period commencing on the date of Tenant’s request and ending on the effective date of the Approved Reorganization, and (c) there is no change in use of the Premises. To the extent that legal requirements or confidentiality requirements do not permit Tenant to give Landlord prior notice of an Approved Reorganization, then Tenant may in lieu of the prior notice required under this Section give Landlord notice within ten (10) days after the effective date of the Approved Reorganization, together with the name of the transferee and a written certification from an officer of Tenant certifying that the assignment or sublease qualifies as an Approved Reorganization. As used herein, the term “Approved Reorganizations” means any statutory share exchange, merger, reorganization or consolidation involving Tenant or its stockholders, (whether or not Tenant is the surviving entity), or the sale of all or substantially all of the assets or stock of Tenant, in each case as a going concern, where (1) Tenant’s successor (together with Tenant, so long as Tenant remains liable under this Lease) shall have a net worth following consummation of such transaction, as reasonably determined by Landlord in accordance with generally accepted accounting principles, that is at least equal to the net worth, on the date of this Lease, of the original named Tenant, and (2) Tenant’s successor shall have a net worth following consummation of such transaction, as reasonably determined by Landlord in accordance with generally accepted accounting principles, that is sufficient to meet the remaining obligations of Tenant under this Lease.

(g)                                                Notwithstanding anything to the contrary contained in this Article 18,, a sale, transfer or assignment of a general partner’s interest or any portion thereof in Tenant, if Tenant is a partnership, or a sale, transfer or assignment of fifty percent (50%) or less in the aggregate of the voting stock of Tenant if Tenant is a corporation, or a sale, transfer or assignment of fifty percent (50%) or less in the aggregate of the membership interests of Tenant if Tenant is a limited liability company, whether such sale, transfer or assignment occurs in a single transaction or a series of transactions (provided that all transactions shall be aggregated for purposes of determining whether the fifty percent (50%) thresholds described above have been exceeded), shall not be deemed a Transfer and shall not require Landlord’s consent in accordance with the procedures specified in Paragraph 12(a) above.

(h)                                               In addition, notwithstanding anything to the contrary contained in this Article 18, Landlord’s consent shall not be required with respect to any and all infusions of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System.

(i)                                                   Tenant agrees that any instrument by which Tenant assigns this Lease or any interest therein or sublets or otherwise Transfers all or any portion of the Premises shall expressly provide that the Transferee may not further assign this Lease or any interest therein or sublet the sublet space without Landlord’s prior written consent (which consent shall be subject to the provisions of this Paragraph 12), and that the Transferee shall comply with all of the provisions of this Lease pertaining to the sublet space and that Landlord may enforce such Lease provisions directly against such Transferee. No permitted subletting by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease in which the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space and for the performance of all of the terms and provisions of this Lease pertaining to the sublet space; provided, however, that the subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease. No permitted assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the assignee assumes all of Tenant’s obligations under this Lease arising on or after the date of the assignment. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above.

(j)                                                  If Landlord consents to a Transfer hereunder and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the Transferee, it being agreed by the parties hereto that any such rights and options are personal to the original Tenant named herein and may not be transferred.

(k)                                               Notwithstanding any provision of this Lease to the contrary, Tenant shall not mortgage, encumber or hypothecate this Lease or any interest herein without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Any such act without the prior written consent of Landlord (whether voluntary or involuntary, by operation of law or otherwise) shall, at Landlord’s option, be void and/or constitute an Event of Default under this Lease.

(l)                                                   The voluntary or other surrender of this Lease or of the Premises by Tenant or a mutual cancellation of this Lease shall not work a merger, and at the option of Landlord any existing subleases may be terminated or be deemed assigned to Landlord in which latter event the subleases or subtenants shall become tenants of Landlord.

(m)                                           Tenant shall pay to Landlord the amount of Landlord’s cost of processing each proposed Transfer (including, without limitation, attorneys’ and other professional fees, and the cost of Landlord’s administrative, accounting and clerical time; collectively “Processing Costs”), and the amount of all direct and indirect expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to a Transfer until Tenant has paid to Landlord the amount of Landlord’s estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee’s or subtenant’s taking occupancy.

13.                               WAIVER; INDEMNIFICATION. Neither Landlord nor Landlord’s agents, nor any member, shareholder, constituent partner or other owner of Landlord or any agent of Landlord, nor any contractor, officer, director or employee of any thereof, shall be liable to Tenant, and Tenant waives all claims against Landlord and such other persons for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises or the Building by or from any cause whatsoever, including without limitation, earthquake or earth movement, gas, fire, oil, electricity or leakage from the roof, walls, basement or other portion of the Premises or the Building, unless caused solely by the gross negligence or willful misconduct of Landlord, its agents or employees. Tenant agrees to indemnify and hold Landlord, Landlord’s agents, the members, shareholders, constituent partners and/or other owners of Landlord or any agent of Landlord, and all contractors, officers, directors and employees of any thereof (collectively, “Indemnitees”), and each of them, harmless from and to protect and defend each Indemnitee against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, (a) arising out of any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises, from any cause whatsoever, unless caused solely by the gross negligence or willful misconduct of an Indemnitee, or (b) occurring in, on or about any facilities (including without limitation elevators, stairways, passageways or hallways) the use of which Tenant has in common with other tenants, or elsewhere in or about the Real Property or in the vicinity of the Real Property, when such claim, injury or damage is caused in whole or in part by the act, neglect, default, or omission of any duty by Tenant, its agents, contractors, employees, invitees, or subtenants, or otherwise by any conduct of any of said persons in or about the Premises or the Real Property, or (c) arising from any failure of Tenant to observe or perform any of its obligations hereunder. If any action or proceeding is brought against any of the Indemnitees by reason of any such claim or liability, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant’s sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

14.                               INSURANCE.

(a)                                 At Tenant’s expense, Tenant shall procure, carry and maintain in effect throughout the term of this Lease, in a form and with deductibles acceptable to Landlord and with such insurance companies as are acceptable to Landlord (which companies shall have a Best’s rating of A-X or better), the following insurance coverages:

(i)                                     commercial general liability insurance, including Broad Form Property Damage and Contractual Liability with the following minimum limits: General Aggregate $3,000,000.00; Products/Completed Operations Aggregate $2,000,000.00; Each Occurrence $2,000,000.00; Personal and Advertising Injury $1,000,000.00; Medical Payments $5,000.00 per person,

(ii)                                  Umbrella/Excess Liability on a following form basis with the following minimum limits: General Aggregate $5,000,000.00(cumulative total); Each Occurrence $5,000,000.00(cumulative total);

(iii)                               Workers’ Compensation with statutory limits;

(iv)                              Employer’s Liability insurance with the following limits: Bodily injury by disease per person $1,000,000.00; Bodily injury by accident policy limit $1,000,000.00; Bodily injury by disease policy limit $1,000,000.00;

(v)                                 property insurance on special causes of loss insurance form covering any and all personal property of Tenant including but not limited to alterations, improvements, betterments, furniture, fixtures and equipment in an amount not less than their full replacement cost, with a deductible not to exceed $25,000.00; and

(vi)                              comprehensive automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.

(b)                                 Not more often than once per year and upon not less than sixty (60) days’ prior written notice, Landlord, in its reasonable discretion, may require Tenant to increase the insurance limits set forth in Paragraph 14(a) above.

(c)                                  All policies of liability insurance so obtained and maintained shall: be carried in the name of Tenant; name Landlord and Landlord’s designated agents as additional insureds; provide that the insurance policy so endorsed will be the primary insurance providing coverage for Landlord; and contain a cross-liability endorsement stating that the rights of insureds shall not be prejudiced by one insured making a claim or commencing an action against another insured. Any other liability insurance maintained by Landlord shall be excess and non-contributing. At Landlord’s election, such policies of Tenant shall name the holder of any Superior Interest or any other interested party as an insured party under a standard mortgagee endorsement.

(d)                                 All insurance policies required under this Lease shall provide that the insurer shall not cancel, reduce, modify or fail to renew such coverage without forty-five (45) days prior written notice to Landlord. Tenant shall deliver certificates of all insurance required hereunder prior to the commencement of the term of this Lease. In the event Tenant does not comply with the requirements of this Paragraph 14, Landlord may, at its option and at Tenant’s expense, purchase such insurance coverage to protect Landlord. The cost of such insurance shall be paid to Landlord by Tenant, as additional rent, immediately upon demand therefor, together with interest at the Interest Rate until paid.

(e)                                  The parties release each other, and their respective authorized representatives, from any claims for loss or damage that are caused by or result from perils insured under any insurance policies carried by the parties in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against either party in connection with any loss or damage covered by the policy. Neither party shall be liable to the other for any loss or damage caused by the insured risks under any insurance policy required by this Lease.

15.                               PROTECTION OF LENDERS.

(a)                                 This Lease shall be subject and subordinate at all times to all ground or underlying leases that may now or hereafter exist affecting the Building or the Real Property, or both, and to the lien of any mortgage or deed of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or the Real Property, or both, or on or against Landlord’s interest or estate therein (such mortgages, deeds of trust and leases are referred to herein, collectively, as “Superior Interests”), all without the necessity of any further instrument executed or delivered by or on the part of Tenant for the purpose of effectuating such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, upon demand, such further instruments evidencing such subordination of this Lease to any such Superior Interest as may be required by Landlord. Landlord agrees to use good faith efforts to deliver to Tenant from any existing or future Holder (as defined below) a written subordination and non-disturbance agreement in recordable form acceptable to such Holder in its sole discretion providing that so long as Tenant performs all of the terms of this Lease, Tenant’s possession under this Lease shall not be disturbed and Tenant shall not be joined by the Holder in any action or proceeding to foreclose thereunder, except where such is necessary for jurisdictional or procedural reasons. Tenant shall pay all costs for legal services incurred by Landlord in obtaining that subordination and non-disturbance agreement.

(b)                                               Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attorn to the person who acquires Landlord’s interest hereunder through any such mortgage or deed of trust.

(c)                                                Within ten (10) days after Landlord’s written request, Tenant shall deliver to Landlord, or to any actual or prospective holder of a Superior Interest (“Holder”) that Landlord designates, such financial statements as are reasonably required by such Holder to verify the financial condition of Tenant (or any assignee, subtenant or guarantor of Tenant). Tenant represents and warrants to Landlord and such Holder that each financial statement delivered by Tenant shall be accurate in all material respects as of the date of such statement. All financial statements shall be confidential and used only for the purposes stated herein.

(d)                                               If Landlord is in default, Tenant shall accept cure of any default by any Holder whose name and address shall have been furnished to Tenant in writing. Tenant may not exercise any rights or remedies for Landlord’s default unless Tenant gives notice thereof to each such Holder and the default is not cured within thirty (30) days thereafter or such greater time as may be reasonably necessary to cure such default. A default that cannot reasonably be cured within said 30-day period shall be deemed cured within said period if work necessary to cure the default is commenced within such time and proceeds diligently thereafter until the default is cured.

(e)                                                If any prospective Holder should require, as a condition of any Superior Interest, a modification of the provisions of this Lease, Tenant shall approve and execute any such modifications promptly after request, provided no such modification shall relate to the Rental payable hereunder or the length of the term hereof or otherwise materially alter the rights or obligations of Landlord or Tenant hereunder.

16.                               ENTRY BY LANDLORD.

(a)                                 Landlord reserves, and shall at all times have, the right to enter the Premises upon 24-hours’ prior notice (which may be oral and is not required in the event of emergency or in the ordinary provisioning of services) to inspect them; to supply janitorial service and any other service to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagees or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Building as permitted or provided hereunder, all without abatement of Rental; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that any such entrance or work shall not unreasonably interfere with Tenant’s use of the Premises. If such entry is made as aforesaid, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry. For each of the foregoing purposes, Landlord shall at all times have and retain a key and/or other access device with which to unlock all of the doors in, on and about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance and approved by Landlord); and Landlord shall have the right to use any and all means that Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or any portion thereof.

(b)                                 Landlord also shall have the right at any time to change the arrangement or location or times of access of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, and to change the name, number or designation by which the Building is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, nor shall it entitle Tenant to any reduction of Rental hereunder or result in any liability of Landlord to Tenant.

17.                               ABANDONMENT. Tenant shall not vacate or abandon the Premises or any part thereof at any time during the term hereof. Tenant understands that if Tenant leaves the Premises or any part thereof vacant, the risk of fire, other casualty and vandalism to the Premises and the Building will be increased. Accordingly, such action by Tenant shall constitute an immediate Event of Default hereunder regardless of whether Tenant continues to pay Basic Monthly Rental and other Rental under this Lease. If Tenant abandons, vacates or surrenders all or any part of the Premises or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 8(a). Landlord may charge Tenant for the storage of Tenant’s property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant’s property in a public warehouse at Tenant’s expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 17 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant’s property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord’s action or inaction with regard to the provisions of this Paragraph 17 shall not be construed as a waiver of Landlord’s right to require Tenant to remove its property, restore any damage to the Building caused by such removal or make any restoration required pursuant to Paragraph 8(a) hereof.

18.                               DEFAULT AND REMEDIES.

(a)                                 The occurrence of any one or more of the following events (each an “Event of Default”) shall constitute a breach of this Lease by Tenant:

(i)                                     Tenant fails to pay any Basic Monthly Rental or additional monthly rent under Paragraph 4(b) hereof as and when such rent becomes due and payable and such failure continues for more than three business (3) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

(ii)                                  Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

(iii)                               Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time; or

(iv)                              Tenant (A) is generally not paying its debts as they become due, (B) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, (C) makes an assignment for the benefit of its creditors, (D) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant’s property, or (E) takes action for the purpose of any of the foregoing; or

(v)                                 Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days, (A) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant’s property, or (B) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, or (C) ordering the dissolution, winding-up or liquidation of Tenant; or

(vi)                              This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

(vii)                           Tenant vacates or abandons the Premises; or

(viii)                        If the performance of Tenant’s obligations under this Lease is guaranteed: (a) the death of a Guarantor, (b) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (c) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (d) a Guarantor’s revocation of or refusal to honor the guaranty, or (e) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Tenant’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the Guarantor that existed at the time of execution of this Lease.

(b)                                 If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

(i)                                     The worth at the time of award of all unpaid rent that had been earned at the time of termination;

(ii)                                  The worth at the time of award of the amount by which all unpaid rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii)                               The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(iv)                              All other amounts necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform all of Tenant’s obligations under this Lease or that in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The “worth at the time of award” of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (i), (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Articles 3 and 4 hereof; for purposes of computing Tenant’s Percentage Share of increases in Operating Expenses over the Base Year and Real Property Taxes over the Tax Base Year for the calendar year in which the default occurs and each future calendar year or portion thereof in the Lease Term, Tenant’s Percentage Share of increases in Operating Expenses and Real Property Taxes shall be assumed to be equal to the amount thereof for the calendar year prior to the year in which the default shall occur, increased annually at a rate equal to the average rate of increase, if any, in such items from the Commencement Date through the time of award.

(c)                                  Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have all of its rights and remedies, including the right, pursuant to California Civil Code Section 1951.4, to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of

Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless written notice of termination is given by Landlord to Tenant.

(d)                                 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity, by statute or otherwise. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant. If any notice and grace period required under subparagraphs 18(a)(i), (ii) or (iii) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 18(a)(i), (ii) or (iii). In such case, the applicable grace period under subparagraphs 18(a)(i), (ii) or (iii) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute.

(e)                                  In the event that Tenant’s right of possession of the Premises is terminated prior to the end of the initial Term by reason of an Event of Default by Tenant, then immediately upon such termination, an amount shall be due and payable by Tenant to Landlord equal to the unamortized portion as of that date (which amortization shall be based on an interest rate of eleven percent (11%) per annum) of the sum of (a) the cost of Landlord’s Work (if any), (b) the Allowance (if any), (c) the value of any free Rent (i. e., the Rent stated in this Lease to be abated as an inducement to Tenant’s entering into this Lease) enjoyed as of that date by Tenant, and (d) the amount of all commissions paid by Landlord in order to procure this Lease.

19.                     DAMAGE BY FIRE OR OTHER CASUALTY.

(a)                                 If the Premises are partially destroyed or damaged by fire or other casualty, Landlord shall, subject to Paragraph 19(b), 19(c), 19(d) and 19 (e) below, promptly repair such damage if, in Landlord’s judgment, such repair can be completed within ninety (90) days under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction, and this Lease shall remain in full force and effect, provided that if there shall be damage to the Premises from any such cause and such damage is not the result of the act, neglect, default or omission of Tenant, its agents, employees, contractors or invitees, Tenant shall be entitled to a reduction of Basic Monthly Rental while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. Tenant’s right to a reduction of Basic Monthly Rental under this Paragraph 19 shall be Tenant’s sole remedy in connection with any such damage.

(b)                                 If such repairs, in Landlord’s judgment, cannot be completed within ninety (90) days, or if such damage occurs during the last six (6) months of the term of this Lease, Landlord shall have the option either (i) to repair such damage, this Lease continuing in full force and effect, but with the Basic Monthly Rental proportionately reduced (subject to the condition set forth in Paragraph 19 (a) above), or (ii) to give notice to Tenant at any time within thirty (30) days after the occurrence of such damage terminating this Lease as of a date specified in such notice, which termination date shall not be less than thirty (30) nor more than sixty (60) days after the giving of such notice. If such notice of termination is so given, the Lease and all interest of Tenant in the Premises shall terminate on the date specified in such notice, and the Basic Monthly Rental, reduced (subject to the condition set forth in Paragraph 19(a) above) in proportion to the area of the Premises rendered untenantable by the damage, shall be paid up to the date of such termination, Landlord hereby agreeing to refund to Tenant any Rental theretofore paid for any period of time subsequent to the termination date.

(c)                                  If the Building is damaged by fire or other casualty to the extent that the repair cost would exceed twenty percent (20%) or more of its replacement value, or if more than twenty percent (20%) of the rentable area of the Building is affected by fire or other casualty and repairs to the Building cannot, in Landlord’s judgment, be completed within ninety (90) days, or if insurance proceeds sufficient to complete the repairs are not available due to exercise of rights of a Holder to collect such proceeds, then in any such case, whether the Premises are damaged or not, Landlord shall have the right, at its option, to terminate this Lease by giving Tenant notice thereof within thirty (30) days of such casualty specifying the date of termination, which termination date shall not be less than thirty (30) nor more than sixty (60) days after the giving of such notice.

(d)                                 If the Premises are damaged by fire or other casualty not resulting in whole or in part from the negligence or willful misconduct of Tenant or its employees, agents, contractors or subtenants and the repair to the Premises cannot, in Landlord’s judgment, be completed within one hundred eighty (180) days, assuming the availability of labor and materials, then Tenant at its option may terminate this Lease. Tenant’s notice to Landlord of Tenant’s election to terminate the Lease under the preceding sentence must be delivered to Landlord within thirty (30) days after the occurrence of such damage, and the termination shall be effective as of a date specified in such notice, which termination date shall be no less than thirty (30) nor more than sixty (60) days after the giving of such notice. In the event of a termination of the Lease by Tenant under this Paragraph 19(d), the Basic Monthly Rental shall be reduced in the same manner as provided under Paragraph 19(b) above. If Tenant shall notify Landlord as to Tenant’s election to terminate this Lease, Landlord shall have the right by giving Tenant notice within twenty (20) days of Landlord’s receipt of Tenant’s election notice, to relocate Tenant in substantially similar space in the Building or in another building in the general vicinity of the Building within thirty (30) days of the date of Tenant’s notice to Landlord, in which case the Lease then shall be deemed to have not been terminated. If Landlord so elects to relocate Tenant, Landlord shall bear the cost of moving Tenant to such other space, Tenant shall continue to pay Basic Monthly Rental and other Rental to Landlord as provided herein and Landlord shall bear the cost of any rental in excess thereof for such other space. Tenant’s occupancy of such other space shall not exceed one (1) year from the commencement of such occupancy. In the event Landlord cannot complete repairs to the Premises within one (1) year from the date of Tenant’s commencement of occupancy in such other space, Landlord shall notify Tenant in writing not later than sixty (60) days prior to the expiration of such one-year period and upon expiration of such one-year period, this Lease shall terminate. In the event Landlord can complete such repairs within such one-year period, Landlord shall so notify Tenant in writing and shall move Tenant back into the Premises as soon as practicable after such repairs have been completed. The cost of moving Tenant back into the Premises shall be borne by Landlord.

(e)                                  Notwithstanding any of the provisions of this Lease, Landlord shall in no event be required to repair any injury or damage by fire or other cause whatsoever to, or to make any repairs or replacements of, any panelings, decorations, partitions, railings, ceilings, floor coverings, equipment, trade or office fixtures or any other property of, or improvements (including the Tenant Improvements and any Alterations) installed on the Premises by or at the election of, Tenant. Tenant hereby agrees to promptly repair any damage to the Tenant Improvements and any Alterations at its sole cost and expense in the event that Landlord is required to, or elects to, repair the remainder of the Premises pursuant to Paragraphs19 (a) or 19(b) above.

(f)                                   Tenant hereby waives the provisions of subsection 2 of Section 1932, subsection 4 of Section 1933, and Sections 1941 and 1942 of the California Civil Code.

20.                          EMINENT DOMAIN.

(a)                                 If all or part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title or the right to possession vests in the condemnor.

(b)                                 If (i) a part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof; and (ii) Tenant is reasonably able to continue the operation of Tenant’s business in that portion of the Premises remaining; and (iii) Landlord elects to restore the Premises to an architectural whole, then this Lease shall remain in effect as to said portion of the Premises remaining, and the Basic Monthly Rental payable from the date of the taking shall be reduced in the same proportion as the area of the Premises taken bears to the total area of the Premises. If, after a partial taking, Tenant is not reasonably able to continue the operation of its business in the Premises or Landlord elects not to restore the Premises as hereinabove described, then this Lease may be terminated by either Landlord or Tenant by giving written notice to the other party within thirty (30) days of the date of the taking. Such notice shall specify the date of termination, which termination date shall be not less than thirty (30) nor more than sixty (60) days after the date of said notice.

(c)                                  If a portion of the Building is taken, whether any portion of the Premises is taken or not, and Landlord determines that it is not economically feasible to continue operating the portion of the Building remaining, then Landlord shall have the option for a period of thirty (30) days after such determination to terminate this Lease. If Landlord determines that it is economically feasible to continue operating the portion of the Building remaining after such taking, then this Lease shall remain in effect, with Landlord, at Landlord’s cost, restoring the Building to an architectural whole.

(d)                                 Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever that may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease or for the value of any improvements in or to the Premises. Tenant hereby assigns any such claim to the Landlord. Notwithstanding the foregoing, to the extent that the same shall not diminish Landlord’s recovery for such taking, Tenant shall have the right to make a claim directly to the entity expressing the power of eminent domain for moving expenses and for loss or damage to Tenant’s trade fixtures, equipment and movable furniture.

(e)                                  Tenant hereby waives sections 1265.110 through 1265.160 of the California Code of Civil Procedure.

21.                               HOLDING OVER. Any holding over after the expiration or other termination of the term of this Lease with the prior written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month-to-month at the Basic Monthly Rental in effect on the date of such expiration or termination (subject to adjustment as provided in Paragraph 3(a) hereof) on the terms, covenants and conditions herein specified so far as applicable. Any holding over after the expiration or other termination of the term of this Lease without the prior written consent of Landlord shall be construed to be a tenancy at sufferance on all the terms set forth herein, except that the Basic Monthly Rental shall be an amount equal to two hundred percent (200%) of the Basic Monthly Rental payable by Tenant immediately prior to such holding over. Acceptance by Landlord of Rental after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the term hereof. The provisions of this Paragraph are in addition to, and do not affect, Landlord’s right to re-entry or other rights hereunder or provided by law.

22.                               INTENTIONALLY OMITTED.

23.                               MISCELLANEOUS.

(a)                                 Any liability of Landlord (including without limitation Landlord’s members, partners, shareholders, affiliates, agents, and employees) to Tenant under this Lease shall be limited to the equity interest of Landlord in the Real Property, and Tenant agrees to look solely to such interest for the recovery of any judgment, it being intended that Landlord and such other persons shall not be personally liable for any deficiency or judgment. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general office activities and functions. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, its agents, the constituent shareholders, partners or other owners of Landlord or its agents, and the directors, officers, and employees of Landlord and its agents and each such constituent shareholder, partner or other owner.

(b)                                 In the event of a sale or conveyance of the Building by Landlord, the transferor shall thereby be released from any further liability under this Lease arising after the making of such transfer, and, in such event, Tenant agrees to look solely to the successor in interest of such transferor in and to the Building and this Lease. Tenant agrees to attorn to the successor in interest of such transferor. If Tenant provides Landlord with any security for Tenant’s performance of its obligations hereunder, and Landlord transfers, or provides a credit (that is treated by the recipient as a transfer) with respect to, such security to the grantee or transferee of Landlord’s interest in the Real Property, Landlord shall be released from any further responsibility or liability for such security.

(c)                                  Tenant shall, at any time and from time to time within ten (10) days following request from Landlord, execute, acknowledge and deliver to Landlord a statement in writing, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), (ii) certifying that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder and that Tenant has no defenses to or offsets against its obligations under this Lease, or specifying such defaults, defenses or offsets if any are claimed, (iii) certifying the date that Tenant entered into occupancy of the Premises and that Tenant is open for business in the Premises, (iv) certifying the amount of the Basic Monthly Rental and the Rental payable under Paragraph 4(a) and the date to which Rental is paid in advance, if any, and certifying that Tenant is entitled to no rent abatement or other economic concessions not specified in the Lease (v) evidencing the status of this Lease as may be required either by a lender making a loan affecting, or a purchaser of, the Premises, the Building, the Real Property or any interest therein from Landlord, (vi) certifying the amount of the Deposit, if any, (vii) certifying that all Improvements to be constructed in the Premises by Landlord are completed (or specifying any obligations of Landlord respecting Improvements), and (viii) certifying such other matters relating to this Lease and/or the Premises as may be requested by a lender making a loan to Landlord or a purchaser of the Premises, the Building, the Real Property or any interest therein from Landlord. Any such statement may be relied upon by, and shall upon Landlord’s request be addressed to, any prospective purchaser or encumbrancer of all or any portion of the Real Property or any interest therein. Tenant shall, within ten (10) days following request of Landlord, deliver such other documents regarding Tenant’s financial situation including Tenant’s financial statements as are reasonably requested in connection with the sale of, or loan to be secured by, the Real Property or any part thereof or interest therein. Tenant’s failure to deliver said statement in the time required shall entitle Landlord to make a second written request for said statement, and Tenant’s failure to deliver said statement within three (3) days thereafter shall be conclusive upon Tenant that: (i) the Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim or deduction against Rental under the Lease and (iii) no more than one month’s Basic Monthly Rental has been paid in advance.

(d)                                 On or before April 1 of each year throughout the Term, Tenant shall deliver to Landlord Tenant’s financial statements (“Financial Statements”) for the fiscal year of Tenant ended on the previous December 31, which Financial Statements shall include a combined balance sheet of Tenant and its combined subsidiaries as at the end of such fiscal year, a combined statement of operations of Tenant and its combined subsidiaries for such fiscal year, and a certificate of Tenant’s auditor (or, if audited Financial Statements are not available, then a certificate of Tenant’s Chief Financial Officer) to the effect that such Financial Statements were prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial condition and operations of Tenant and its combined subsidiaries for and as at the end of such fiscal year.

(e)                                  All terms and covenants of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s expense and without any reduction of Rental. If Tenant fails to pay any Rental hereunder or fails to perform any other term or covenant hereunder on its part to be performed, and such failure constitutes an Event of Default, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may make any such payment or perform any such other term or covenant on Tenant’s part to be performed but shall not be obligated to do so. All sums so paid by Landlord and all necessary costs of such performance by Landlord, together with interest thereon at the Interest Rate from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of failure by Tenant in the payment of Rental hereunder.

(f)                                   Tenant agrees to faithfully observe and to comply with the Building Rules and Regulations attached hereto as Exhibit B and incorporated herein by this reference, and all modifications of and additions thereto from time to time put into effect by Landlord that are applicable to all tenants of the Building and of which Tenant shall have notice. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of said Building Rules and Regulations. In the event any of the Building Rules and Regulations conflict with any express provision of this Lease, the provisions of this Lease shall govern.

(g)                                  In case any suit or other proceeding shall be brought for an unlawful detainer of the Premises or for the recovery of any Rental due under the provisions of this Lease or because of the failure of performance or observance of any other term or covenant herein contained on the part of Landlord or Tenant, including any proceeding or action in a bankruptcy case, the unsuccessful party in such suit or proceeding shall pay to the prevailing party therein reasonable attorneys’ fees and costs, which shall include fees and costs of any appeal, all as fixed by the Court. If Landlord or Tenant should be named as a defendant in any suit brought against the other in connection with Tenant’s occupancy of the Premises under this Lease, the party defendant primarily responsible for the bringing of such suit shall pay to the other party its costs and expenses incurred in such suit and reasonable attorneys’ fees.

(h)                                 If any action or proceeding between Landlord and Tenant to enforce the provisions of this Lease (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) proceeds to trial, Landlord and Tenant hereby waive their respective rights to a jury in such trial.

(i)                                     The failure of either Landlord or Tenant to object to or to assert any remedy by reason of the other’s failure to perform or observe any covenant or term hereof or Landlord’s or Tenant’s failure to assert any rights by reason of the happening or non-happening of any condition hereof shall not be deemed a waiver of its right to assert and enforce any remedy it may have by reason of such failure on the part of the other or the happening or non-

happening of such condition or a waiver of its rights to enforce any of its rights by reason of any subsequent failure of the other to perform or observe the same or any other term or covenant or by reason of the subsequent happening or non-happening of the same or any other condition. No custom or practice that may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of Landlord or Tenant to insist upon performance and observance by the other in strict accordance with the terms hereof. The acceptance of Rental hereunder by Landlord shall not be deemed to be a waiver of any preceding failure of Tenant to perform or observe any term or covenant of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, irrespective of any knowledge on the part of Landlord of such preceding failure at the time of acceptance of such Rental. Landlord’s acceptance of partial payment of rent does not constitute a waiver of any rights, including without limitation any right Landlord may have to recover possession of the Premises.

(j)                                    Tenant agrees that no diminution or shutting off of light, air or view by any structure that may be erected (whether or not by Landlord) on property adjacent to the Building shall in any way affect this Lease, entitle Tenant to any reduction of Rental hereunder or result in any liability of Landlord to Tenant.

(k)                                 All notices, demands, requests, advices or designations (“Notices”) that may be or are required to be given by either party to the other hereunder shall be in writing. All Notices by Landlord to Tenant shall be sufficiently given, made or delivered if personally served (including delivery by messenger or nationally-recognized overnight mail courier) on Tenant by leaving the same at the Premises, or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at Tenant’s address for notices as set forth in the Summary of Lease Terms. All Notices by Tenant to Landlord shall be sufficiently given, made or delivered if personally served (including delivery by messenger or nationally-recognized overnight mail courier) on Landlord, or sent by United States certified or registered mail, postage prepaid, addressed to Landlord at Landlord’s address for notices specified in Paragraph B of the Summary of Lease Terms. Each Notice shall be deemed received on the date of the personal service or three (3) days after the mailing thereof, in the manner herein provided, as the case may be.

(l)                                     Tenant agrees that it shall not, without first obtaining the written consent of Landlord (which consent may be withheld in Landlord’s sole and absolute discretion): (i) use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises; or (ii) use for any purpose any image of, rendering of, or design based on, the exterior appearance or profile of the Building.

(m)                             This Lease shall in all respects be governed by and construed in accordance with the laws of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in effect.

(n)                                 The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof. The provisions of this Lease shall inure to the benefit of and bind Landlord and Tenant and their respective heirs, executors, administrators, successors and permitted assigns. The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include the other gender. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The Paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

(o)                                 Time is of the essence of this Lease with respect to the payment of Rental and the performance of all obligations.

(p)                                 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

(q)                                 Tenant agrees to protect, defend, indemnify and hold Landlord harmless from any and all claims, loss, cost, damage and/or expense (including, without limitation, attorneys’ fees and court costs) by any real estate broker or salesperson or other entity or party for a commission or finder’s fee as a result of Tenant’s entering into this Lease, other than the Brokers identified in Paragraph K of the Summary of Lease Terms, if and to the extent such other real estate broker or salesperson or other entity or party bases such claim on its dealings with Tenant.

(r)                                    Landlord agrees to list Tenant’s name on the directory board in the lobby of the Building and on the Building standard signage in the elevator lobbies of the third floor and to provide Building standard signage on the door to the Premises, at Landlord’s cost and expense; provided, however, any change to the initial listing or any additional listings shall be at Tenant’s cost and expense. Landlord’s acceptance of any name for listing on the directory board, the standard signage or any exterior sign shall in no event be, or be deemed to be, nor will it substitute for, Landlord’s consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises.

(s)                                   Tenant may, at Tenant’s sole cost and expense, install one elevator lobby sign identifying Tenant’s name and logo in the 4th floor elevator lobby (the “Tenant’s Signage”) that is the equivalent of the ngmoco signage existing on the date of this Lease. The costs of the actual sign comprising Tenant’s Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Signage, including, without limitation and maintenance and repairs, shall be the sole responsibility of Tenant. Should Tenant’s Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within fifteen (15) business days after receipt of such notice from Landlord, at Tenant’s sole cost and expense. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days’ prior written notice, have the right to cause such work to be performed and to charge Tenant as additional rent for the cost of such work. At the expiration or earlier termination of this Lease or termination of

Tenant’s sign rights as provided below, Landlord shall, at Tenant’s sole cost and expense, cause the Tenant’s Signage to be removed and the area of the Building affected by Tenant’s Signage to be restored to the condition existing prior to the installation of Tenant’s Signage. The right to Tenant’s Signage is personal to the initially named Tenant in this Lease, provided that said right shall not terminate by reason of a Transfer pursuant to Paragraphs 12(e), 12(f) or 12(h). All of Tenant’s rights to install and maintain Tenant’s Signage in accordance with this Paragraph 23(a) shall permanently terminate upon the first to occur of the following: (i) Landlord’s recapture of the Suites 310/410 Premises pursuant to Paragraph 12(b); (ii) Tenant ceases to occupy at least a portion of the Suites 310/410 Premises for a period in excess of ninety (90) days, unless Tenant is in occupancy of all of the Suite 420 Premises; or (iii) Tenant exercises its right under Paragraph 2(d) to terminate the Lease as to the Suites 310/410 Premises.

(t)                                    If Tenant is a corporation (or other business organization), Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (a) Tenant is duly incorporated (or organized) and validly existing under the laws of its state of incorporation (or organization), (b) Tenant is qualified to do business in California, (c) Tenant has full right, power and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, and (d) the execution, delivery and performance of this Lease has been duly authorized by Tenant and each person signing this Lease on behalf of the Tenant is duly and validly authorized to do so. Not more than twenty (20) days after signing this Lease, Tenant shall deliver to Landlord a true and correct copy of resolutions duly adopted by the board of directors of Tenant, that authorize each person signing this Lease on behalf of Tenant to do so.

(u)                                 This Lease may not be amended or modified in any respect whatsoever, except by an instrument in writing signed by Landlord and Tenant.

(v)                                 The Exhibits and Addenda referenced in the Summary of Lease Terms are a part of this Lease and are incorporated herein by this reference. In the event of any discrepancy between the Lease and any such Exhibit or Addendum, the Exhibit or Addendum shall control. This Lease is the entire and integrated agreement between Landlord and Tenant with respect to the subject matter of this Lease, the Premises and the Building. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease.

(w)                               This Lease may be executed in counterparts, all of which shall constitute the same Lease, notwithstanding that all parties to this Lease are not signatory to the same or original counterpart. Delivery of an executed counterpart of this Lease by telefacsimile shall be equally as effective as delivery of an original executed counterpart. Any party delivering an executed counterpart of this Lease by telefacsimile also shall deliver an original executed counterpart of this Lease, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Lease. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Lease to physically form one (1) document.

24.                               ERISA. To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended, Tenant represents and warrants to Landlord and The Prudential Insurance Company of America, a New Jersey corporation (“Prudential”), that:

(a)                                 Tenant is not an “employee benefit plan” (as that term is defined in Section 3(3) of ERISA); and

(b)                                 Tenant is not acquiring the Property as a plan asset subject to ERISA but for Tenant’s own investment account; and

(c)                                  Tenant is not an “affiliate” of Prudential as defined in Section IV(b) or PTE 90-1;

(d)                                 Tenant is not a “party in interest” (as that term is defined in Section 3(14) of ERISA) to the Virginia Retirement System; and

(e)                                  Tenant agrees to keep the identity of the Virginia Retirement System confidential, except to the extent that Tenant may be required to disclose such information as a result of (i) legal process, or (ii) compliance with ERISA or other Laws governing Tenant’s operations.

25.                               PARKING.

(a)                                 Upon payment of the Parking Rental (defined below), Tenant shall have the right to lease on a non-exclusive basis up to the level of one (1) unreserved parking space in the Parking Lot for every one thousand (1,000) square feet of rentable area of the Premises (“Tenant’s Allotted Spaces”). The use of Tenant’s Allotted Spaces shall be for the parking of motor vehicles used by Tenant, its officers, employees and customers only, and shall be subject to all applicable laws and the reasonable, uniform and non-discriminatory rules and regulations adopted by Landlord from time to time for the use of the Parking Lot. The Parking Rental payable by Tenant hereunder shall include all taxes imposed on the use of the parking spaces by any governmental or quasi-governmental authority. Parking Rental shall be due and payable in advance, as additional rent, on the first day of each month during which parking spaces are leased hereunder. Parking spaces may not be assigned or transferred separate and apart from this Lease, and upon the expiration or earlier termination of this Lease, Tenant’s rights with respect to all leased parking spaces shall immediately terminate. Tenant and its agents, employees, contractors, invitees or licensees shall not unreasonably interfere with the rights of Landlord or others entitled to similar use of the Parking Lot. Access to the Parking Lot will generally be available on a twenty-four (24) hour basis, with in and out privileges. Tenant shall have the right, upon at least thirty (30) days’ prior written notice to Landlord, to elect not to lease some or all of the Allotted Spaces. If Tenant so relinquishes its rights to any Allotted Spaces, upon Tenant’s written request to Landlord at any time, Tenant shall be eligible to re-lease its relinquished parking spaces on a first-come, first-served basis if such spaces are available.

(b)                                 The Parking Lot shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable, uniform and non-discriminatory rules and regulations with respect thereto. Landlord reserves the right to change, reconfigure, or rearrange the parking areas, to reconstruct or repair any portion thereof, and to restrict the use of any parking areas and do such other acts in and to such areas as Landlord deems necessary or desirable without such actions being deemed an eviction of Tenant or a disturbance of Tenant’s use of the Premises and without Landlord’s being deemed in default hereunder; provided that Landlord shall use commercially reasonable efforts to minimize (to the extent consistent with applicable laws) the extent and duration of any resulting interference with Tenant’s parking rights. Landlord may, in its sole discretion, convert the Parking Lot to a reserved and/or controlled parking facility, or operate the Parking Lot (or a portion thereof) as an attendant assisted and/or valet parking facility.

(c)                                  If parking spaces are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign parking spaces in a reasonable manner, and Tenant shall thereafter be responsible for insuring that its employees park in the designated areas. Tenant shall, if requested by Landlord, comply with all reasonable parking practices and otherwise furnish Landlord with such information as Landlord reasonably requests. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles or the contents thereof in or about the Parking Lot. At Landlord’s request, Tenant shall request that its employees and agents using Tenant’s parking spaces to execute an agreement confirming the foregoing.

(d)                                 “Parking Rental” shall mean ($225) per space for the first month of the Term, and thereafter the current parking rental rate per parking space being charged by Landlord for monthly parking in the Parking Lot.

(e)                                  Subject to availability, Landlord will attempt to provide additional parking spaces in the Parking Lot on a month-to-month basis if requested by Tenant.

26.                          LETTER OF CREDIT

(a)                                 Letter of Credit.  Tenant agrees to provide, at Tenant’s sole cost and expense, a Letter of Credit (as defined below) in the Letter of Credit Required Amount (as defined below) as additional security for the faithful performance and observance by Tenant of all of the provisions of this Lease, on the terms and conditions set forth below. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit and the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. As used herein the term “Letter of Credit Required Amount” initially means $682,448.00. Subject to the remaining terms of this Paragraph 26, and provided the Reduction Conditions (as defined below) have been satisfied at the particular reduction effective date, Tenant shall have the right to reduce the Letter of Credit Required Amount so that the new Letter of Credit Required Amount shall be $341,224.00 (the “New Required Amount”) effective as of the first day of the thirty-seventh (37th) month of the Term. If Tenant is entitled to a reduction in the Letter of Credit Required Amount, Tenant shall provide Landlord with written notice requesting that the Letter of Credit Required Amount be reduced as provided above (the “Reduction Notice”). The Reduction Notice must include copies of Tenant’s financial statements covering at least the 12-month period ending on the most recent completed fiscal quarter prior to the date the Reduction Conditions must be satisfied (collectively, the “Required Financial Statements”) in a form reasonably acceptable to Landlord and Tenant’s calculation of EBITDA Margin (as defined below) and the Interest Coverage Ratio (as defined below) based on those Required Financial Statements showing that the applicable Reduction Conditions have been satisfied. If Tenant provides Landlord with a Reduction Notice, and Tenant is entitled to reduce the Required Amount as provided herein, the reduction shall be effectuated by Tenant replacing the Letter of Credit then being held by Landlord with a new Letter of Credit in the New Required Amount or amending the then-existing Letter of Credit to that New Required Amount. The term “Reduction Conditions” means the following conditions which, as to clauses (i) and (ii), have been satisfied in the Required Financial Statements as determined by Landlord:

(i)                                     EBITDA Margin for the prior twelve months is not less than 15%.

(ii)                                  Interest Coverage Ratio for the prior twelve months is not less than 1.6X.

(iii)                               No Event of Default shall have occurred and be continuing under this Lease.

As used in this Paragraph 26(a), the following terms shall have the following meanings.

(1)                                 “EBITDA” means Income (Loss) before income taxes plus interest expense plus depreciation and amortization plus any write-downs of goodwill or intangibles, all as disclosed in Tenant’s financial statements which have been prepared in accordance with accounting principles generally accepted in the United States of America;

(2)                                 “EBITDA Margin” means EBITDA as a percentage of Revenue; and

(3)                                 “Interest Coverage Ratio” means (A) EBITDA, divided by (B) interest expense. If Tenant makes an acquisition during the period of time for which the Interest Coverage Ratio is being calculated which requires the issuance of additional debt, then the Tenant will also provide a proforma Interest Coverage Ratio calculation which assumes the debt issued for the acquisition was done so at the beginning of the 12 month period for which the Interest Coverage Ratio is being calculated.

In the event that Reduction Conditions are not satisfied at the first day of the thirty-seventh (37th) month of the Term, then Tenant shall have the right annually thereafter to reduce the Letter of Credit Required Amount to the New Required Amount on any such anniversary date on which the Reduction Conditions are satisfied, by following the reduction procedures of this Paragraph 26(a).

(b)                                 Delivery of Letter of Credit.  (i) Tenant shall cause a Letter of Credit, in the amount of the Letter of Credit Required Amount to be issued by the L/C Bank (as defined below) in favor of Landlord, and its successors, assigns and transferees; (ii) Tenant will cause the Letter of Credit to remain in full force and effect during the entire Term and thereafter until thirty (30) days after expiration or earlier termination of the Lease; and (iii) the initial Letter of Credit will be delivered to Landlord no later than the date upon which Landlord delivers possession of any portion of the Premises to Tenant. So long as no Event of Default then exists, Landlord shall return the Letter of Credit to Tenant within 30 days after the expiration or earlier termination of the Lease. The specific requirements for the Letter of Credit and the rights of Landlord to make draws thereon will be as set forth in this Paragraph 26. All of Tenant’s rights and all of Landlord’s obligations under this Lease are strictly contingent on Tenant’s delivering and thereafter causing the Letter of Credit to remain in full force and effect during the entire Term.

(c)                                  Draws on the Letter of Credit.  Immediately upon, and at any time or from time to time after, the occurrence of any one or more Draw Events (as defined below), Landlord will have the unconditional right to draw on the Letter of Credit in accordance with this Paragraph 26. Upon the payment to Landlord of the Draw Proceeds, Landlord will hold the Draw Proceeds in its own name and for its own account, without liability for interest, to use and apply any and all of the Draw Proceeds only (a) to cure any Event of Default by Tenant; (b) to pay any other sum to which Landlord becomes obligated by reason of Tenant’s failure to carry out its obligations under this Lease; or (c) to compensate Landlord for any monetary loss or damage which Landlord suffers thereby arising from Tenant’s failure to carry out its obligations under this Lease. In addition, if the Draw Event is the failure of Tenant to renew the Letter of Credit as required hereunder, then Landlord shall be entitled to draw the entire Letter of Credit as a cash security deposit, held as a pledge under the California Uniform Commercial Code to secure Tenant’s obligations under this Lease. Among other things, it is expressly understood that the Draw Proceeds will not be considered an advance payment of Base Rent or Additional Rent or a measure of Landlord’s damages resulting from any Event of Default hereunder (past, present or future). Further, immediately upon the occurrence and during the continuance of any one or more Draw Events, Landlord may, from time to time and without prejudice to any other remedy, use the Draw Proceeds (whether from a contemporaneous or prior draw on the Letter of Credit) to the extent necessary to make good any arrearages of Base Rent or Additional Rent, to pay to Landlord any and all amounts to which Landlord is entitled in connection with the pursuit of any one or more of its remedies hereunder, and to compensate Landlord for any and all other damage, injury, expense or liability caused to Landlord by any and all such Events of Default. Any delays in Landlord’s draw on the Letter of Credit or in Landlord’s use of the Draw Proceeds as provided in this Paragraph 26 will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Following any such application of the Draw Proceeds and Landlord’s written notice to Tenant thereof, Tenant will either pay to Landlord on demand the cash amount so applied in order to restore the Draw Proceeds to the full amount thereof immediately prior to such application or cause the Letter of Credit to be replenished to its full amount thereunder. Failure to either pay that cash amount or cause the Letter of Credit to be replenished to its full amount thereunder within three (3) business days after that application of the Draw Proceeds shall constitute an Event of Default without the right to any notice or cure period. Landlord will not be liable for any indirect, consequential, special or punitive damages incurred by Tenant arising from a claim that Landlord violated the bankruptcy code’s automatic stay in connection with any draw by Landlord of any Draw Proceeds, Landlord’s liability (if any) under such circumstances being limited to the reimbursement of direct costs as and to the extent expressly provided in this Paragraph 26(c). Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property rights or interests in any Draw Proceeds; provided, however, that upon the expiration or earlier termination of this Lease, and so long as there then exist no Draw Events or Events of Default hereunder, Landlord agrees to return any remaining unapplied balance of the Draw Proceeds then held by Landlord to Tenant, and the Letter of Credit itself (if and to the extent not previously drawn in full) to the L/C Bank. Landlord may draw on the Letter of Credit and/or apply any Deposit in any order.

(d)                                 Applicable Definitions.

“Draw Event” means each of the following events:

(i)                                     the occurrence of any one or more of the following which shall have also been preceded, simultaneously accompanied, or succeeded by an Event of Default under this Lease regardless of the absence of any notice of default which might otherwise be required with respect to an Event of Default if the giving of notice to Tenant about such breach by Tenant is stayed or barred due to one of the following events: (1) Tenant’s filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant’s making a general assignment or general arrangement for the benefit of creditors, (2) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within sixty (60) days, (3) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, (4) the appointment of a “custodian,” as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession not being restored to Tenant within sixty (60) days, or (5) the subjection of all or substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease to attachment, execution or other judicial seizure and such subjection not being discharged within sixty (60) days;

(ii)                                  the failure of Tenant, not less than thirty (30) days prior to the stated expiration date of the Letter of Credit then in effect, to cause an extension, renewal or replacement issuance of the Letter of Credit, to be effected, which extension, renewal or replacement issuance will be made by the L/C Bank, will otherwise meet all of the requirements of the initial Letter of Credit hereunder, which failure will be an Event of Default under this Lease;

(iii)                               the failure of Tenant to make when due any payment of Base Rent, of any monthly installment of any Additional Rent, or pay any other monetary obligation within three (3) business days after the amount is due; provided that in the event Tenant is entitled to a notice prior to the occurrence of an Event of Default for non-payment of Base Rent pursuant to Paragraph 18(a) this Draw Event shall not be deemed to have occurred until expiration of three (3) business days after that notice (or, if Landlord is prevented from giving notice by application of the bankruptcy code’s automatic stay, any failure of Tenant to make when due any payment of

Base Rent, of any monthly installment of any Additional Rent, or to pay any other monetary obligation within five days after the amount is due).

(iv)                              the payment by Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder which Tenant has not cured within thirty (30) days after notice thereof by Landlord (or, if Landlord is prevented from giving notice by application of the bankruptcy code’s automatic stay, the payment of Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder that Tenant has not cured within thirty (30) days from the date of the breach).

“Draw Proceeds” means the proceeds of any draw or draws made by Landlord under the Letter of Credit, together with any and all interest accruing thereon.

“L/C Bank” means any United States bank which is approved by Landlord in Landlord’s sole discretion.

“Letter of Credit” means that certain one-year irrevocable letter of credit, in the Letter of Credit Required Amount, issued by the L/C Bank, as required under Paragraph 26(b) and, if applicable, as extended, renewed, replaced or modified from time to time in accordance with this Lease, which letter of credit will be transferable and in substantially the same form as attached Exhibit E. Without limiting any of Landlord’s rights or Tenant’s obligations under this Paragraph 26, it is agreed that Tenant shall have the right to fulfill the requirement of providing Landlord with a Letter of Credit by causing the L/C Bank to issue two (2) Letters of Credit whose sum equals in the Letter of Credit Required Amount, each of which Letters of Credit shall be in the required format and fulfill all requirements of this Paragraph 26.

(e)                                  Transfer of Letter of Credit.  The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Premises and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Letter of Credit and/or the Draw Proceeds to the transferee or mortgagee, and in such event, Tenant shall look solely to such transferee or mortgagee for return of the Letter of Credit and/or the Draw Proceeds so transferred. Tenant shall pay all fees and charges of the L/C Bank with respect to any transfer of the Letter of Credit. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord’s transfer or assignment of the Letter of Credit and/or the Draw Proceeds to such transferee or mortgagee.

(f)                                   Letter of Credit is Not Security Deposit.  Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding the foregoing, to the extent California Civil Code 1950.7 in any way: (1) is determined to be applicable to this Lease or the Letter of Credit (or any proceeds thereof); or (2) controls Landlord’s rights to draw on the Letter of Credit or apply the proceeds of the Letter of Credit to any amounts due under this Lease or any damages Landlord may suffer following termination of this Lease, then Tenant full and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code, it being agreed that Landlord may recover from the Letter of Credit (or its proceeds) all of Landlord’s damages under this Lease and California law including, but not limited to, any damages accruing upon the termination of this Lease in accordance with this Lease and Section 1951.2 of the California Civil Code.

(g)                                  Substitute Letter of Credit.  In the event the L/C Bank is declared insolvent by the FDIC or is closed for any reason, Tenant shall immediately provide a substitute Letter of Credit meeting the requirements of this Paragraph 26 from another United States bank which is approved by Landlord in Landlord’s sole discretion.

27.                          [INTENTIONALLY OMITTED]

28.                          TENANT’S RIGHT OF FIRST NOTIFICATION

(a)                                 Landlord shall give Tenant a written notice (this Paragraph 28, the “Availability Notice”) from time to time when Landlord first determines that Other Space (as defined below) will become Available (as defined in this Paragraph 28). As used in this Paragraph 28, “Other Space” means all leasable space on the third (3rd) and fourth (4th) floors of the Building other than the Premises. As used herein, “Available” means that the space (i) is not part of the Premises, (ii) is not then subject to a lease, (iii) is not then subject to any rights of tenant to renew their lease or expand their premises as set forth in their lease, and (iv) was not subject to any negotiations between Landlord and a prospective tenant or an existing tenant.

(b)                                 Landlord is only obligated to give an Availability Notice once as to any specific Other Space; provided that if Landlord leases any Other Space after Tenant has received an Availability Notice and that space again becomes Available after the expiration of that lease, then Landlord shall again give Tenant an Availability Notice with respect to that Other Space after that space again becomes Available.

(c)                                  Tenant’s rights and Landlord’s obligations under this Paragraph 28 are expressly subject to and conditioned upon there not existing an Event of Default by Tenant under this Lease at the time of delivery of an Availability Notice.

(d)                                 It is understood and agreed that Tenant’s rights under this Paragraph 28 are personal to Tenant and not transferable. In the event of any assignment or subletting of the Premises or any part thereof, this expansion right shall automatically terminate and shall thereafter be null and void.

29.                               PERSONAL PROPERTY.

(a)                                 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Personal Property listed on Exhibit F hereto, if any (the “Included Personal Property”).

(b)                                 Tenant shall:

(1)                                 accept the Included Personal Property in its “as is” condition as of the date hereof, as the same may be affected by reasonable wear and tear after the date hereof,

(2)                                 insure the Included Personal Property against loss or damage by fire or other casualty (and all of the provisions of this Lease applicable to insurance required to be carried by Tenant shall be applicable thereto),

(3)                                 surrender the Included Personal Property to Landlord in the Premises upon the expiration or sooner termination of this Lease in the same condition as at the commencement of this Lease, as the same may be affected by reasonable wear and tear or damage by fire or other casualty; provided, however, that if the Included Personal Property shall have been damaged by fire or other casualty and not repaired or replaced then upon such expiration or sooner termination Tenant shall pay to Landlord the full replacement cost thereof.

(c)                                  No later than ten (10) days after the delivery of possession of each portion of the Premises to Tenant, representatives of Landlord and Tenant shall jointly walk through the applicable portion of the Premises to confirm the inventory on Exhibit F and make any revisions thereto necessary to conform it to the actual items located therein.

30.                               GUARANTY. Tenant will deliver to Landlord, concurrently with Tenant’s execution and delivery of this Lease, a guaranty agreement in the form attached as Exhibit G hereto duly executed by the Guarantor listed in the Summary of Lease Terms (such guaranty agreement being referred to as the “Guaranty”). Tenant acknowledges that Landlord would not enter into this Lease with Tenant on the terms contained herein without the credit support provided by the Guaranty. Tenant covenants and agrees to maintain the Guaranty in full force and effect at all times during the Term; provided that this duty shall not be required of any subtenant of all or a portion of the Premises, notwithstanding anything contained in Paragraph 12 of this Lease to the contrary. If, to Tenant’s actual knowledge, Guarantor becomes insolvent or otherwise unable to perform under its Guaranty, or if any event of default occurs under the Guaranty, Tenant will give Landlord prompt notice thereof. Tenant will take such actions as Landlord may request to obtain a cure of the Guaranty default and/or to replace such Guaranty with additional security satisfactory to Landlord (which may include, in Landlord’s discretion, additional guaranties, security deposits, letters of credit, or other security) sufficient to provide Landlord with credit enhancement for this Lease at least equivalent in value to that provided when the Lease was entered into by the parties.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:

PRU/SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company

By	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, its Managing Member

	By:	/s/ Kristin Paul
	Its:	Kristin Paul
Vice President

TENANT:

INMOBI INC., a Delaware corporation

By:	/s/ Naveen Tawari
Its:	Naveen Tawari, CEO

By:
Its:

EXHIBIT A-1

SUITES 310/410 PREMISES FLOOR PLAN

(See Attached)

1

EXHIBIT A-1

EXIT STAIR
UP
OFFICE 318
OFFICE 316
STORAGE
TELECOM 314
ELEC 313
MEETING 312
OFFICE 319
OFFICE 320
OFFICE 321
OFFICE 322
OFFICE 323
OFFICE 324
OFFICE 325
OFFICE 326
TYP
CONFERENCE 308
CONFERENCE 302
CONFERENCE 307
CONFERENCE 308
OFFICE 309a
OFFICE 309b
UP
OPEN OFFICE 311
NETWORK CORNER
BREAK 310
PRIVATE TERRACE
SHWR 303
CHANGING 302
SHWR 305
UTILITY 306
COPY 305
FE (E)
FE (E)
04 A6.0
01 A6.0

EXHIBIT A-1

EXIT STAIR
OFFICE 410
STORAGE 412
STORAGE 413
TELECOM 409
ELEC 414
STORAGE 408
CONFERENCE 407
CONFERENCE 406
STORAGE 403
CONFERENCE 404
CONFERENCE 405
BREAK 402
OPEN OFFICE 415
BREAK 416
OFFICE 422
OFFICE 423
OFFICE 424
MATCH HEAD REVEAL FOR JAMB
RECEPTION 401
VESTIBULE 400
OFFICE 418
OFFICE 419
OFFICE 420
OFFICE 421
PRIVATE TERRACE 417
FE
TYP

EXHIBIT A-2

SUITE 420 PREMISES FLOOR PLAN

(See Attached)

1

ADD 3 NEW DESKS
NEW

NGMOCO

NGMOCO

SAN FRANCISCO, CA

General Notes

INSIDE SOURCE

985 Industrial Road, Suite 101
San Carlos, CA 94070

www.insidesource.com

No.		
1		
2		
3		
4		
5		
6		
7		
8		
9		
10		

FLOOR 4
OVERALL & TEA CONFIGURATION

5/7/10

1

EXHIBIT B

BUILDING RULES AND REGULATIONS

1.                                      Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants.

2.                                      No sign, placard, picture, name, advertisement or notice, visible from the exterior of leased premises shall be inscribed, painted, affixed or otherwise displayed by any tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the tenant.

If Landlord shall have given such consent to any tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

No signs will be permitted on any entry door unless the door is glass. All glass door signs must be approved by Landlord. Signs or lettering shall be printed, painted, affixed or inscribed at the expense of the tenant by a person approved by Landlord.

3.                                      The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Landlord reserves the right to restrict the amount of directory space utilized by Tenant.

4.                                      No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window on any premises without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, all such items shall be installed inside of Landlord’s standard draperies and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.

5.                                      Landlord reserves the right to exclude from the Building between the hours of 7 P.M. and 7 A.M. and at all hours on Saturdays, Sundays and holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.

1

Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

During any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

6.                                      No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any tenant for any loss of property on the premises, however occurring, or for any damage done to the property of any tenant by the janitor or any other employee or any other person. Janitorial service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include beating or cleaning of carpets or rugs or moving of furniture or other special services. Janitorial service will not be furnished on nights when rooms are occupied after 9:30 p.m. Window cleaning shall be done only by Landlord, and at such intervals and such hours as Landlord shall deem appropriate.

7.                                      No tenant shall obtain for use upon its premises towel or other similar services, or accept barbering or bootblacking services in its premises, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

8.                                      Each tenant shall see that the doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

9.                                      No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent, the tenant shall in each case furnish Landlord with a key for any such lock.

10.                               Landlord will furnish Tenant without charge two (2) keys to each door lock provided in the Premises by Landlord. Landlord may make a reasonable charge for any additional keys. Tenant shall not have any such keys copied or any keys made. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys of or to the Building, offices, rooms and toilet rooms that shall have been furnished to the Tenant or that the Tenant shall have had made. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay Landlord therefor.

2

11.                               The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

12.                               No tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

13.                               No tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein. No animals or birds shall be brought or kept in or about any premises or the Building; provided that Tenant’s employees may bring dogs into the Building so long as the dogs and their owners meet and comply with the requirements of the rules and regulations therefor established from time-to-time by Landlord in Landlord’s sole and absolute discretion, including without limitation the requirement that the dog owner execute Landlord’s form of indemnification agreement each time it brings a dog into the Building.

14.                               No cooking shall be done or permitted by any tenant on its premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees shall be permitted, nor shall such premises be used for lodging.

15.                               Except with the prior written consent of Landlord, no tenant shall sell, or permit the sale, at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, or any business or activity other than that specifically provided for in such tenant’s lease.

16.                               Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to all premises shall be subject to the written approval of Landlord. All electrical appliances must be grounded and must meet UL Label Standards.

17.                               No tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or roof of the Building.

18.                               No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the

3

removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

19.                               No furniture, freight, equipment, packages or merchandise shall be received in the Building or carried up or down the elevators, except between such hours, through such entrances and in such elevators as shall be designated by Landlord. Landlord reserves the right to require that moves be scheduled and carried out during non-business hours of the Building. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the tenant.

20.                               No tenant shall overload the floor of its premises or mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface such premises or any part thereof.

21.                               There shall not be used in any space, or in the public areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards. No other vehicles of any kind shall be brought by any tenant into or kept in or about any premises in the Building.

22.                               Each tenant shall store all its trash and garbage within the interior of its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

23.                               Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant’s equipment and furnishings in, out of or around the Premises) whose presence may give rise to a labor or other disturbance in the Building, and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

24.                               Canvassing, soliciting, distribution of handbills and other written materials and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

25.                               Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

26.                               The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

4

27.                               Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

28.                               These Rules and Regulations may be changed from time to time, as Landlord may in good faith deem appropriate and necessary to the efficient, safe, and orderly operation of the Building and the Real Property, and are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants and conditions of the Lease.

5

EXHIBIT C

TENANT WORK LETTER

This Tenant Work Letter (“Tenant Work Letter”) shall set forth the terms and conditions relating to the construction of the Premises. All references in this Tenant Work Letter to “the Lease” shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit C.

SECTION 1

BASE, SHELL AND CORE

Landlord has previously constructed the base, shell, and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Base, Shell, and Core”), and Tenant shall accept the Base, Shell and Core and the Premises and any other existing systems and improvement in the Premises in their current “As-Is” condition existing as of the date of the Lease and the Commencement Date. Tenant shall install in the Premises certain “Tenant Improvements” (as defined below) pursuant to the provisions of this Tenant Work Letter. Except for Landlord’s obligation to disburse the Tenant Improvement Allowance as described below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Real Property.

SECTION 2

TENANT IMPROVEMENTS

2.1                               Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of up to, but not exceeding $442,400.00, for costs relating to the design and construction of the improvements made pursuant to this Tenant Work Letter which are permanently affixed to or placed within the Premises (the “Tenant Improvements”); provided, however, that Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes a request for disbursement pursuant to the terms and conditions of Section 2.2 below prior to that date which the earlier of (a) the date is six (6) months after the completion of construction and (b) the date which is twelve (12) months after the Commencement Date. In no event shall Landlord be obligated to make disbursements to or on behalf of Tenant pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any unused portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below). Notwithstanding anything to the contrary this Tenant Work Letter, the portion of the Tenant Improvement Allowance disbursed for the Tenant Improvement Allowance Items described in Sections 2.2.1.1 and 2.2.1.8 shall not exceed in the aggregate $5.00 per rentable square foot of the Premises (i.e., up to $196,860.00 based on 39,372 rentable square feet in the Premises). In no event shall the Tenant Improvement Allowance be used for purposes of constructing

1

improvements in the Premises for purposes of offering space for sublease or for the benefit of a subtenant.

2.2                               Disbursement of the Tenant Improvement Allowance.

2.2.1                     Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1.1           Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2           The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3           The cost of construction of the Tenant Improvements, including, without limitation, contractors’ fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage.

2.2.1.4           The cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5           The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws and building codes (collectively, “Code”);

2.2.1.6           Sales and use taxes and Title 24 fees;

2.2.1.7           The “Coordination Fee,” as that term is defined in Section 4.2.2.2 of this Tenant Work Letter;

2.2.1.8           Cost of furniture, fixtures and equipment installed in the Premises; and

2.2.1.9           All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

2.2.2                     Disbursement of Tenant Improvement Allowance. Subject to Section 2.1 above, during the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

2

2.2.2.1           Monthly Disbursements. On or before the first (1st) day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 below, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the “Construction Budget,” as that term is defined in Section 4.2.1 below; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 below, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. On or before the fifth (5th) day of the following calendar month, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of (A) Landlord’s Percentage Share of the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a Landlord’s Percentage Share of ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”) and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings”, as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. For purposes of this Tenant Work Letter, “Landlord’s Percentage Share” shall be calculated by dividing the amount of the Tenant Improvement Allowance by the estimated budget for the Tenant Improvements (including any change orders) as prepared by Tenant and reasonably approved by Landlord from time to time, and shall in no event exceed one hundred percent (100%). Within twenty (20) days after Tenant’s delivery to Landlord of the items described in clauses (i) through (iv), Tenant shall pay the balance of the amounts requested by Tenant (less the remaining balance of the retention), and shall provide Landlord with written evidence of that payment. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2           Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building.

2.2.2.3           Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

3

2.2.3                     Specifications for Building Standard Components. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises which Specifications have been received by Tenant. Unless otherwise agreed to by Landlord, the Tenant Improvements shall comply with the Specifications. Landlord may make changes to the Specifications from time to time.

SECTION 3

CONSTRUCTION DRAWINGS

3.1                               Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner (the “Architect”) approved by Landlord, which approval shall not be unreasonably withheld, to prepare the Construction Drawings. Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s approval; provided that Landlord shall not unreasonably withhold its approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2                               Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and (ii) deliver such revised Final Space Plan to Landlord.

3.3                               Final Working Drawings. After the Final Space Plan has been approved by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to

4

complete the architectural and engineering drawings for the Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the “Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord.

3.4                               Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

3.5                               Design Problem. Notwithstanding anything to the contrary in this Tenant Work Letter, Landlord shall be deemed to have acted reasonably in disapproving plans or designs if Landlord determines in good faith that the matter disapproved constitutes or would create a Design Problem (as defined below). As used herein, a “Design Problem” shall mean (i) adverse effect on the structural integrity of the Building; (ii) possible damage to the Building’s systems; (iii) non-compliance with applicable codes; (iv) adverse effect on the exterior appearance of the Building; (v) creation of the potential for unusual expenses to be incurred upon the removal of the alteration or improvement and the restoration of the Premises upon termination of this Lease, unless Tenant agrees to pay for the incremental removal costs caused by the non-typical alterations; (vi) creation of the potential for unusual expenses to be incurred in connection with the maintenance by Landlord of the alteration or improvement, unless Tenant agrees to pay for the incremental maintenance costs caused by the non-typical alterations, or (vii) a material effect any other tenant or occupant of the Building.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1                               Tenant’s Selection of Contractor and Tenant’s Agents.

4.1.1                     The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor (“Contractor”) shall be selected

5

by Tenant from the following list of general contractors, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection: Principal and NOVO.

4.1.2                     Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed; provided that, in any event, Tenant must contract with Landlord’s base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, heating, ventilation, and air-conditioning work in the Premises. If requested by Landlord, Tenant’s Agents shall all be union labor in compliance with the master labor agreements existing between trade unions and the local chapter of the Associated General Contractors of America.

4.2                               Construction of Tenant Improvements by Tenant’s Agents.

4.2.1                     Construction Contract. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a written detailed cost breakdown by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Section 2.2.1.1 through 2.2.1.8 above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor which costs form a basis for the amount of the Contract.

4.2.2                     Tenant’s Agents.

4.2.2.1           Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agents’ construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base, Shell and Core or any other work in the Building; (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord’s Building contractor or Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

4.2.2.2           Coordination Fee. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the product of (i) five percent (5%), and (ii) the sum of the Tenant Improvement Allowance, the Over-Allowance Amount, as such amount may be increased hereunder, and any other amounts

6

expended by Tenant in connection with the design and construction of the Tenant Improvements, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements.

4.2.2.3           Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.4           Insurance Requirements.

4.2.2.4.1  General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.2  Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.3  General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents, and shall name as additional insureds Landlord’s Property Manager, Landlord’s Asset Manager, and all mortgagees and ground lessors of the Building. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Tenant Work Letter.

7

4.2.3       Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4       Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5       Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at the Building, and Landlord and/or its agents shall receive prior notice of, and shall have the right to participate in or attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall participate in or attend such meetings. In addition, if requested by Landlord, minutes shall be taken of all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3          Notice of Completion; Copy of “As Built” Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (C) to deliver to Landlord two (2) sets of sepias of such as-built drawings within

8

ninety (90) days following issuance of a certificate of occupancy for the Premises, and (D) to deliver to Landlord a computer disk containing the Approved Working Drawings in AutoCAD format, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

4.4          Coordination by Tenant’s Agents with Landlord. Upon Tenant’s delivery of the Contract to Landlord under Section 4.2.1 of this Tenant Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.

SECTION 5

MISCELLANEOUS

5.1          Tenant’s Representative. Tenant has designated Jason Schlutt as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2          Landlord’s Representative. Landlord has designated Jackie Holland as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3          Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord; provided, however, that Landlord’s required response time for any re-submissions shall be reduced by two (2) days.

5.4          Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default by Tenant under the Lease or a default by Tenant under this Tenant Work Letter has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Commencement Date, for any reason due to an Event of Default by Tenant under the Lease or a default under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in

9

equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs (if any) incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

10

EXHIBIT D

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM is entered into as of                              ,       by and between PRU/SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and INMOBI INC., a Delaware corporation (“Tenant”), with respect to that certain Office Lease dated as of                                    , 20   (the “Lease”) respecting certain premises (the “Premises”) located in the building known as 475 Brannan Street, San Francisco, California.

Pursuant to Paragraph 2(a) of the Lease, Landlord and Tenant hereby confirm and agree that the Commencement Date (as defined in the Lease) is                                       , 20   and that the Expiration Date (as defined in the Lease) is                                      , 20  .

This Memorandum supplements, and shall be a part of, the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Memorandum as of the day and year first above written.

LANDLORD:

PRU/SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company

By	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, its Managing Member

By:
Its:

TENANT:

INMOBI INC., a Delaware corporation

By:
Its:

By:
Its:

1

EXHIBIT E

FORM OF LETTER OF CREDIT

DATE:

BENEFICIARY:

PRU/SKS BRANNAN ASSOCIATES, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

C/O THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

4 EMBARCADERO CENTER, 27TH FLOOR

SAN FRANCISCO, CA 94111

ATTN: PRISA II ASSET MANAGER

ISSUING BANK:

CITIBANK, N.A.

C/O ITS SERVICER, CITICORP NORTH AMERICA, INC.

3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR

TAMPA, FL 33610

LETTER OF CREDIT NO.

LADIES AND GENTLEMEN:

BY ORDER OF OUR CLIENT,             (THE “APPLICANT”), WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. , IN YOUR FAVOR FOR AN AMOUNT NOT TO EXCEED IN AGGREGATE USD                           (AMOUNT IN WORDS AND 00/100 U.S. DOLLARS), EFFECTIVE IMMEDIATELY AND EXPIRING AT THE OFFICE OF OUR SERVICER, CITICORP NORTH AMERICA, INC. AT 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FLORIDA 33610 ATTN. STANDBY LETTER OF CREDIT UNIT OR SUCH OTHER OFFICE AS WE MAY ADVISE YOU FROM TIME TO TIME (THE “OFFICE”), ON MARCH 31, 2013, SUBJECT TO EXTENSION AS PROVIDED BELOW.

FUNDS ARE AVAILABLE AGAINST YOUR SIGHT DRAFT(S) DRAWN ON US, IN THE FORM OF ANNEX 1 ATTACHED HERETO, PURPORTEDLY SIGNED BY THE BENEFICIARY, PRESENTED TO THE OFFICE OF OUR SERVICER, CITICORP NORTH AMERICA, INC. AT 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FLORIDA 33610.

IN ADDITION, PRESENTATION OF SUCH DRAFT MAY ALSO BE MADE BY FAX TRANSMISSION TO FAX NO. 813-604-7187 OR SUCH OTHER FAX NUMBER IDENTIFIED BY CITIBANK IN A WRITTEN NOTICE TO YOU. TO THE EXTENT A PRESENTATION IS MADE BY FAX TRANSMISSION, YOU MUST (I) PROVIDE TELEPHONE NOTIFICATION THEREOF TO CITIBANK (PHONE NO. 866-945-6284)

1

PRIOR TO OR SIMULTANEOUSLY WITH THE SENDING OF SUCH FAX TRANSMISSION AND (II) SEND THE ORIGINAL OF SUCH DRAFT TO CITIBANK BY OVERNIGHT COURIER, AT THE ADDRESS PROVIDED ABOVE FOR PRESENTATION OF DOCUMENTS, PROVIDED HOWEVER, THAT CITIBANK’S RECEIPT OF SUCH TELEPHONE NOTICE OR ORIGINAL DOCUMENTS SHALL NOT BE A CONDITION TO PAYMENT HEREUNDER.

PARTIAL DRAWINGS ARE PERMITTED UNDER THIS CREDIT.

DRAFTS PRESENTED PRIOR TO 10:00 A.M. NEW YORK CITY TIME ON ANY BUSINESS DAY SHALL BE PAID BY BANK CHECK OR WIRE TRANSFER, AT BENEFICIARY’S INSTRUCTION, ON THE SAME BUSINESS DAY. DRAFTS PRESENTED AFTER 10:00 A.M. NEW YORK CITY TIME ON ANY BUSINESS DAY SHALL BE PAID BY BANK CHECK OR WIRE TRANSFER, AT BENEFICIARY’S INSTRUCTION, BY CLOSE OF BUSINESS ON THE NEXT SUCCEEDING BUSINESS DAY.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED, WITHOUT AMENDMENT, FOR ADDITIONAL PERIOD(S) OF ONE YEAR FROM THE EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, BUT NOT BEYOND JUNE 30, 2017, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL OR BY ANY OTHER RECEIPTED MEANS THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD, WHEREUPON YOU MAY DRAW FOR THE AVAILABLE AMOUNT UNDER THIS LETTER OF CREDIT BY MEANS OF YOUR SIGHT DRAFT(S), DRAWN ON US, MENTIONING OUR LETTER OF CREDIT NUMBER.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS TRANSFERABLE AND MAY BE TRANSFERRED IN ITS ENTIRETY, BUT NOT IN PART, AND MAY BE SUCCESSIVELY TRANSFERRED BY YOU OR ANY TRANSFEREE HEREUNDER TO A SUCCESSOR TRANSFEREE(S). TRANSFER UNDER THIS LETTER OF CREDIT TO SUCH TRANSFEREE SHALL BE EFFECTED UPON PRESENTATION TO US OF THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS HERETO ACCOMPANIED BY A REQUEST DESIGNATING THE TRANSFEREE IN THE FORM OF EXHIBIT “A” ATTACHED HERETO APPROPRIATELY COMPLETED.

ALL THE CHARGES, INCLUDING WITHOUT LIMITATION ANY TRANSFER FEE, SHALL BE ON ACCOUNT OF APPLICANT. ANY TRANSFER OF THIS LETTER OF CREDIT IS NOT CONTINGENT ON APPLICANT’S ABILITY TO PAY THE TRANSFER FEE OR SUCH CHARGES.

WE HEREBY AGREE TO HONOR EACH DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT IF PRESENTED, AS SPECIFIED, AT OUR OFFICE ON OR BEFORE EXPIRATION DATE.SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, PLEASE DIRECT YOUR CORRESPONDENCE TO OUR OFFICE, MAKING SPECIFIC MENTION OF

2

THE LETTER OF CREDIT NUMBER INDICATED ABOVE.

EXCEPT AS FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590, AND AS TO MATTERS NOT GOVERNED BY THE ISP98, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE U.S. FEDERAL LAW.

3

ANNEX 1

(FORM OF SIGHT DRAFT)

DATE:

AGGREGATE AMOUNT: U.S. DOLLARS

TO: [NAME OF ISSUER]

AT SIGHT OF THIS DRAFT, PAY TO THE ORDER OF OURSELVES, THE AGGREGATE AMOUNT OF U.S. DOLLARS                                                                                  (INSERT                  DOLLAR AMOUNT IN WORDS)                                   DRAWN UNDER [NAME OF ISSUER] STANDBY IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO.                                DATED

[BENEFICIARY]

BY:
(SIGNATURE)

(PRINT NAME AND TITLE)

4

Exhibit A

Request for Full Transfer

Relinquishing all Rights as Beneficiary

(This form is to be used when the Letter of Credit is to be Transferred in its entirety and, no substitution of invoices is involved and, no rights are to be retained by the undersigned Beneficiary. )

Citicorp North America Inc.,	Date:
As Servicer for Citibank, N.A.
3800 Citibank Center, Bldg. B, 3rd Fl.
Tampa, FL 33610

Re: L/C No.

Issued by: CITIBANK, N.A.

Citibank, N.A. Ref:

Gentlemen:

Receipt is acknowledged of the original instrument which you forwarded to us relative to the issuance of a Letter of Credit ( herein called the “Credit” ) bearing your reference number as above in favor of ourselves and/or Transferees and we hereby request you to transfer the said Letter of Credit, in its entirety, to:

whose address is

(Optional) Please advise Beneficiary through the below indicated Advising Bank:

We are returning the original instrument to you herewith in order that you may deliver it to the Transferees together with your customary letter of transfer.

It is understood that any amendments to the Letter of Credit which you may receive are to be advised by you directly to the Transferees and that the drafts and documents of the Transferees, if issued in accordance with the conditions of the Letter of Credit, are to be forwarded by you directly to the party for whose account the credit was opened (or any intermediary) without our intervention.

(continued on page 2 )

5

Page 2 Request for Full Transfer Relinquishing all Rights as Beneficiary

Citibank, N.A. reference

WE UNDERSTAND THAT ALL THE CHARGES, INCLUDING WITHOUT LIMITATION ANY TRANSFER FEE, SHALL BE ON ACCOUNT OF APPLICANT. AS PROVIDED IN THE LETTER OF CREDIT, TRANSFER OF THE LETTER OF CREDIT IS NOT CONTINGENT ON APPLICANT’S ABILITY TO PAY THE TRANSFER FEE OR SUCH CHARGES.

SIGNATURE GUARANTEED	Sincerely yours,

The First Beneficiary’s signature(s) with title(s) conforms with that on file with us and such is/are authorized for the execution of this instrument.

(Name of Bank)	(Name of First Beneficiary)

(Bank Address)	(Telephone Number)

(City, State, Zip Code)	(Authorized Name and Title)

(Telephone Number)	(Authorized Signature)

(Authorized Name and Title)	(Authorized Name and Title)
( If applicable )

(Authorized Signature)	(Authorized Signature)

6

EXHIBIT F

INCLUDED PERSONAL PROPERTY

Suites 310/410 Premises furniture inventory

Item No.	Description	Qty.
1	Two drawer pedestal filing cabinet	122
2	Three drawer pedestal filing cabinet	127
3	Private offices desks with built in returns	20
4	Workstations	121
5	Upright wood bookshelves	3
6	Conference tables — dark wood	6
7	Glass console table curved	1
8	Glass side table	1
9	4 drawer lateral file cabinet	2
10	2 drawer lateral file cabinet	1
11	3 shelf cabinet on wheels	15
12	3 drawer lateral file cabinet	8
13	Refrigerator	1
14	Dishwasher	1
15	Large square patio tables	3
16	Small square patio tables	4
17	Silver patio tables	4
18	Reception Desk 4th floor	1

Suite 420 Premises furniture inventory

Item No.	Description	Qty.
“A”	Round table	9
“B”	Under desk filing cabinet	95
“C”	Reception desk	1
“D”	Red guest side chairs	2
“E”	Private office
	2 drawer file	1
	4 foot grey table	1
“F”	Bar stools — silver & red	10
“G”	Brown & black conference table	1
“H”	Red conference table	1
“I”	Black leather conf. chairs	21
“J”	White side cabinet	1
“K”	Black coffee table	1
“L”	Brown rectangular table	2
“M”	Tan sofa set	1
“N”	Red/Brown sofa set	1
“O”	Red curved sofa set	1

1

“P”	Boxed coffee tables	2
“Q”	Orange sofa set	1
“R”	White square coffee table	1
“S”	Small corner table	1
“T”	Cubicles	122
“U”	Telecomm cabling and wiring	unknown

2

EXHIBIT G

FORM OF LEASE GUARANTY

LEASE GUARANTY

This Lease Guaranty (“Guaranty”), dated as of March 26, 2012, is executed by InMobi Pte Ltd, Singapore (“Guarantor”), in favor of PRU/SKS Brannan Associates, LLC, a Delaware limited liability company (“Landlord”), in conjunction with, and to induce Landlord to enter into, that certain Lease of even date herewith (the “Lease”) between INMOBI INC., a Delaware corporation (“Tenant”) and Landlord, pursuant to which Landlord is leasing to Tenant certain real property (the “Premises”) more particularly described in the Lease. Capitalized terms used and not otherwise defined in this Guaranty shall have the meanings set forth for them in the Lease.

In consideration of the foregoing, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.             Guaranty of Tenant’s Obligations. Guarantor hereby unconditionally and irrevocably guarantees to Landlord (a) the prompt payment by Tenant of all rent, additional rent and other amounts from time to time owing to Landlord under the Lease, and (b) the prompt and diligent performance and observance of all other terms, conditions, obligations and provisions of the Lease by Tenant. The payment of all such amounts and the performance and observance of all such other obligations and provisions shall be collectively referred to herein as the “Tenant Obligations.” This Guaranty will apply to the Lease, any extension or renewal of the Lease, and any holdover term following the term of the Lease, or any such extension or renewal.

2.             Modification of Lease; Assignment and Subletting. It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct and Guarantor does guaranty and promise to perform all of the Tenant Obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released or changed and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of the Tenant Obligations as so changed, modified, amended, compromised, released, altered or assigned. In addition, no subletting of all or any portion of Tenant’s interest in the Lease or the Premises shall impair or affect the continuing force of this Guaranty.

3.             Reletting the Premises. In the event that Tenant defaults under the Lease, Landlord may, but shall not be required to, take such action as Landlord deems appropriate to relet all or part of the Premises in order to reduce Landlord’s loss or any liability under the Lease or this Guaranty. Without limiting the generality of any other provision hereof, Guarantor shall reimburse Landlord within 10 business days following written demand from time to time for all expenses reasonably incurred by Landlord (including without limitation repair and improvement expenses, advertising fees and brokerage commissions) in connection with any such reletting of the Premises.

4.             Guarantor Waivers. Guarantor hereby waives, to the fullest extent allowed by law, all suretyship rights, defenses and other benefits to which it might otherwise be entitled (including without limitation any and all rights and defenses that may be available by reason of

1

California Civil Code Sections 2787 to 2855, inclusive). Without limiting the generality of the foregoing: (a) Landlord shall be entitled to proceed against Guarantor with respect to any unfulfilled Tenant Obligation regardless of whether Landlord has proceeded, is then proceeding, or intends to proceed, against Tenant or any other person with respect thereto; (b) Landlord shall not be required to furnish Guarantor with copies of any notices given or required to be given to Tenant under the Lease, including without limitation notices of default; (c) Guarantor’s liability for the Tenant Obligations shall not be affected, released, terminated, discharged or impaired by (i) the existence of any bankruptcy, insolvency, reorganization or similar proceeding with respect to Tenant or any other person, (ii) any exercise, non-exercise or delay or lack of diligence in the exercise of remedies by Landlord against Tenant or any other person (except to the extent that the same has resulted in the fulfillment of the applicable Tenant Obligation), (iii) any assignment or other transfer (voluntary or involuntary) of Tenant’s interests in the Lease, (iv) the rejection of the Lease in any bankruptcy proceeding with respect to Tenant, or any other release or discharge of Tenant in any bankruptcy, insolvency, reorganization or similar proceeding; (v) any amendment of the Lease; (vi) any change in the time, manner or place of payment, performance or observance of any of the Tenant Obligations; (vii) any waiver of, or any assertion or enforcement or failure or refusal to assert or enforce, or any consent or indulgence granted by Landlord with respect to a departure from, any term of the Lease, including without limitation the waiver of any default by Tenant, or the making of any other arrangement with, or the accepting of any compensation or settlement from, Tenant; provided that to the extent that Landlord provides Tenant with a written waiver of, or written agreement with respect to a consent or indulgence with respect to a departure from, any term of the Lease, the Tenant Obligations for which Guarantor is liable under the Guaranty shall be deemed modified to reflect the terms of such written waiver or agreement; (viii) any other guaranty now or hereafter executed by Guarantor or any other guarantor or the release of any other guarantor from liability for the payment, performance or observance of any of the Tenant Obligations, whether by operation of law or otherwise; or (ix) any defect in or invalidity of the Lease caused by Tenant; and (d) Guarantor hereby expressly waives (i) notice of acceptance of this Guaranty and of any change in the financial condition of Tenant, (ii) presentment, demand and protest, (iii) until such time as all defaulted Tenant Obligations are fulfilled, all right of subrogation with respect to any obligation of Tenant that is fulfilled by Guarantor hereunder, (iv) the right to trial by jury in any action or proceeding arising out of or with respect to this Guaranty or the interpretation, breach or enforcement hereof, (v) the right to interpose any setoff or counterclaim in any action or proceeding arising out of or with respect to this Guaranty, (vi) any right or claim of right to cause a marshaling of the assets of Tenant or to cause Landlord to apply to any Tenant Obligation any security deposit or to proceed against Tenant or any collateral or security held by Landlord at any time or in any particular order, and (vii) any and all defenses relating to Landlord’s failure to perfect a security interest in Tenant’s property and/or impairment of collateral. Guarantor subordinates any liability or indebtedness of Tenant held by Guarantor to the Tenant Obligations.

5.             No Release. This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease other than Guarantor (including, without limitation, Tenant, or any other guarantor).

2

6.             Continuing Guaranty. Guarantor’s liability under this Guaranty shall continue until all rents due under the Lease have been paid in full in cash and until all of the other Tenant Obligations to Landlord have been satisfied, and shall not be reduced by virtue of any payment by Tenant of any amount due under the Lease except, subject to the last sentence of this Section 6, as to the payment made. If all or any portion of the Tenant Obligations under the Lease are paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise.

7.             Representations and Warranties of Guarantor. Guarantor warrants and represents to Landlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant’s financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default under the Lease. So long as Guarantor’s obligations hereunder remain unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant’s financial condition and the performance of said obligations. Guarantor further represents and warrants to Landlord that as of the date hereof Guarantor has unencumbered assets to satisfy Guarantor’s liability under this Guaranty, and upon request by Landlord made not more often than once per year, shall update such representation and warranty in a writing delivered to Landlord within thirty (30) days of such request.

8.             Cure of Defaults. Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any sums due under the Lease by Tenant, or in the performance of any other obligation of Tenant under the Lease, Guarantor shall and will forthwith upon demand pay such sums and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts, and take all other actions necessary to cure such default and perform such obligations of Tenant.

9.             Guaranty of Payment and Performance. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise.

10.          Jurisdiction. All disputes with respect to this Guaranty, and all actions to enforce this Guaranty, may be adjudicated in the state courts of California or the federal court sitting in San Francisco, California, and Guarantor hereby irrevocably submits to the jurisdiction of such courts in any action relating to this Guaranty. To the fullest extent permitted by law, this submission to California jurisdiction shall be self-operative and no further instrument or action, other than service of process, shall be required to confer jurisdiction over Guarantor in any such court. Nothing in this paragraph shall be construed to limit the right of Landlord to serve process in any manner permitted by law, or to institute any action against Guarantor in the courts of other appropriate jurisdictions. Guarantor hereby irrevocably appoints and designates Tenant as

3

Guarantor’s duly authorized agent for service of legal process and agrees that service of such process upon such party shall constitute personal service of process upon Guarantor. In the event service is undeliverable because such agent moves or ceases to do business in the State of California, Guarantor shall, within ten (10) days after Landlord’s request, appoint a substitute agent in the State of California on its behalf and within such period notice Landlord of such appointment. If such substitute agent is not timely appointed, Landlord shall, in its sole discretion, have the right to designate a substitute agent upon five (5) days’ notice to Guarantor.

11.          Notices. All notices and other communications provided for in this Guaranty shall be in writing and be delivered to the appropriate party at its address as follows:

If to Guarantor:

475 Brannan Street, Suite 310
San Francisco, California
Attn: Lease Guaranty Notice - Important

InMobi Pte Ltd
20 CECIL ST 14-01 EQUITY PLAZA
SINGAPORE 049705

If to Landlord:

c/o The Prudential Insurance Company of America
4 Embarcadero Center, 27th Floor
San Francisco, CA 94111
Attn: PRISA II Asset Manager

c/o The Prudential Insurance Company of America
8 Campus Drive, 4th Floor
Parsippany, New Jersey 07054
Attn: Greg Shanklin, Esquire

c/o SKS Investments LLC
601 California Street, Suite 1310
San Francisco, CA 94108
Attn: Ms. Pamela Izzo

Addresses for notice may be changed from time to time by written notice to all other parties. All communications shall be effective when actually received; provided, however, that nonreceipt of any communication as the result of a change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

12.          Attorneys’ Fees. In the event that any litigation is commenced with respect to this Guaranty, the party prevailing in such litigation shall be entitled to recover, in addition to such other relief as may be granted, its reasonable costs and expenses, including without limitation

4

reasonable attorneys’ fees and court costs, whether or not taxable, as awarded by a court of competent jurisdiction.

13.          Authority. Guarantor represents and warrants to Landlord that: (a) the execution, delivery and performance of this Guaranty by Guarantor will not violate any provision of any law, regulation, order or decree of any governmental authority or of any court binding on Guarantor, or conflict with, result in a breach of or constitute a default under any provision of any instrument to which Guarantor is a party or which it or any of its property is bound, and will not result in the imposition or creation of any lien, charge or encumbrance on, or security interest in, any of its property pursuant to the provisions of any of the foregoing; and (b) this Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, subject as to enforcement of rights and remedies to any applicable bankruptcy, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and doctrines of equity affecting the availability of specific enforcement or other equitable remedies.

14.          Bankruptcy. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of a Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant’s obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as should have accrued if said proceedings has not been commenced) shall be included in Guarantor’s obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receivers, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor’s right to receive any payments from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise.

15.          Estoppel Certificate. Landlord, by its acceptance of this Guaranty, and Guarantor agree that (a) each will, from time to time, within 10 business days following request by the other (the “Requesting Party”), execute and deliver to the Requesting Party a statement certifying that this Guaranty is unmodified and in full force and effect (or if modified, that it is in full force and effect as modified and stating such modifications), and (b) such certificates may be relied upon by anyone holding or proposing to acquire from or through Landlord or Guarantor any interest in the premises of which the Premises are a part or by any mortgagee or prospective mortgagee of such premises or any interest therein or by any prospective assignee or subtenant of Tenant.

5

16.          Financial Statements.  Annually during the Term of the Lease, promptly following Landlord’s request, Guarantor shall provide to Landlord financial statements which will include a balance sheet, income statement, statement of changes in equity, statement of consolidated cash flows and such other financial information as Landlord may reasonably request. Non-audited financial statements shall be certified to Landlord and Landlord’s lender, if applicable, as being accurate and complete in all material respects (the “Certified Statements”). The Certified Statements shall be signed by an officer, authorized agent, partner or managing member of the Guarantor.

17.          Miscellaneous.  This Guaranty shall (a) remain in full force and effect until the payment, performance or observance in full of the Tenant Obligations and all other amounts payable under this Guaranty, (b) be binding upon Guarantor, its heirs, legal representatives, successors and assigns (whether this Guaranty is assigned voluntarily or by operation of law), and (c) inure to the benefit of and be enforceable by Landlord and its successors and assigns or by any person to whom Landlord’s interest in the Lease or any part thereof, including the rents, may be assigned, whether by way of mortgage or otherwise (including without limitation any purchaser at a judicial foreclosure sale or trustee’s sale or a holder of a deed in lieu of foreclosure). Wherever in this Guaranty reference is made to Landlord or Tenant, the same shall be deemed to refer also to the then heir, legal representative, successor or assign of Landlord or Tenant, respectively. No provision of this Guaranty that is held to be inoperative, unenforceable or otherwise invalid shall affect the remaining provisions, and to this end all provisions hereof shall be severable. No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time after in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law. In the event that more than one person or entity executes this Guaranty as Guarantor, (a) the term “Guarantor” shall mean each such person or entity, (b) the obligations of each Guarantor shall be joint, several and independent, and (c) this Guaranty shall be construed and enforced as though each Guarantor executed a separate guaranty on the terms set forth in this Guaranty. Time is of the essence of this Guaranty. This Guaranty shall be governed by the laws of the State of California.

6

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first written above.

“Guarantor:”

InMobi Pte Ltd, Singapore

By:	/s/ Naveen Tewari
Naveen Tewari, CEO
[printed name and title]

7

EXHIBIT B to SUBLEASE

Subleased Premises

Exhibit B

EXHIBIT C to SUBLEASE

Commencement Agreement

Date

Subtenant	Invitae Corporation
Address

Re:                             Commencement Letter with respect to that certain Sublease dated as of the          day of                         , 2014, by and between INMOBI, INC., a Delaware corporation, as Sublandlord, and INVITAE CORPORATION, a Delaware corporation, as Subtenant, for 12,286 rentable square feet on the third (3rd) floor of the Building located at 475 Brannan Street, San Francisco, California.

Dear                                                   :

In accordance with the terms and conditions of the above referenced Sublease, Subtenant accepts possession of the Premises and agrees:

1.                                      The Commencement Date is                                          ;

2.                                      The Expiration Date is April 30, 2017.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

INMOBI INC.,

a Delaware corporation

Authorized Signatory

Agreed and Accepted:

Subtenant:	INVITAE CORPORATION,
a Delaware corporation

By:
Name:
Title:
Date:

Exhibit C

EXHIBIT D to SUBLEASE

Included Personal Property

Subleased Premises furniture inventory:

1.              Desk Workstations (desk; blue chair; dividers & filing ped) – 52

2.              IKEA Desks – 25

3.              Filing Cabinets

•                  6 drawers – 3

4.              Book Cases

•                  Metal – 3

•                  Light Wood Tall – 1

•                  Short metal – 1

•                  Rolling Carts – 4

5.              Filing Cabinets Peds - 68

6.              Conference Room Tables

•                  Regular – 1

•                  Large – 2

7.              Chairs

•                  Braided Black – 4

•                  Braided Grey – 12

•                  Black Pods – 23

•                  Tall Back Mesh – 4

•                  Short Back Mesh – 14

•                  Black Leather – 18

•                  Grey Fabric – 3

•                  Black with silver handles – 3

8.              Cabinets

•                  Dark – 3

•                  2 drawer file cabinet – 1

1

9.              Tables

•                  IKEA Small Square dark – 6

•                  Round Conf Tables – 3

10.       Patio Furniture

•                  Tables (4 ppl) – 4

•                  Table (2 ppl) – 1

•                  Chairs – 17

11.       Other Items

•                  Green Bean Bag

•                  Big Red Chair

12.       Kitchen

•                  Kegarator - 1

•                  Refrigerators - 2

•                  Dishwashers - 2

Sublandlord and Subtenant each acknowledge that the furniture listed above is owned by Sublandlord. Subtenant shall have the right to remove or replace any of the furniture, provided Subtenant delivers written notice to Sublandlord of such request, so that Sublandlord can remove such furniture at its cost. Subtenant will have no right to dispose of items identified in the above list without the written consent of the Sublandlord.

2